                                                                   Exhibit 10.25

                                                                  EXECUTION COPY
================================================================================

                            STOCK PURCHASE AGREEMENT

                                    (CHICAGO)

                                  BY AND AMONG

                        MACQUARIE DISTRICT ENERGY, INC.,

                    MACQUARIE DISTRICT ENERGY HOLDINGS, LLC,

                             MACQUARIE BANK LIMITED,

                               EXELON CORPORATION

                                       AND

                          EXELON THERMAL HOLDINGS, INC.

                          DATED AS OF DECEMBER 12, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I         DEFINITIONS ...................................................           1
   Section 1.1    Definitions ...................................................           1
   Section 1.2    Other Definitional Provisions .................................           8
ARTICLE II        PURCHASE OF SHARES; PURCHASE PRICE ............................           9
   Section 2.1    Sale and Purchase of Shares ...................................           9
   Section 2.2    Consideration .................................................           9
   Section 2.3    No Ongoing or Transition Services .............................           9
   Section 2.4    Intercompany Accounts .........................................           9
   Section 2.5    Purchase Price Adjustments ....................................           9
   Section 2.6    Sales and Transfer Taxes ......................................          12
ARTICLE III       CLOSING; CLOSING DELIVERIES ...................................          12
   Section 3.1    Closing .......................................................          12
   Section 3.2    Deliveries by the Seller at Closing ...........................          12
   Section 3.3    Deliveries by the Purchaser at Closing ........................          14
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE
                  SELLER ........................................................          15
   Section 4.1    Due Organization and Status ...................................          15
   Section 4.2    Authority; Enforceability .....................................          15
   Section 4.3    Noncontravention ..............................................          15
   Section 4.4    Capital Stock of the Company; Transactions in Equity Securities          16
   Section 4.5    Subsidiaries ..................................................          16
   Section 4.6    Books and Records .............................................          17
   Section 4.7    Financial Statements ..........................................          17
   Section 4.8    Absence of Changes ............................................          18
   Section 4.9    Reserved ......................................................          19
   Section 4.10   Legal Compliance ..............................................          19
   Section 4.11   Taxes .........................................................          19
   Section 4.12   Contracts .....................................................          21
   Section 4.13   Related Party Agreements ......................................          22
   Section 4.14   Litigation ....................................................          23
   Section 4.15   Employee Matters ..............................................          23
   Section 4.16   Credit Enhancements ...........................................          23
   Section 4.17   Authorizations ................................................          24
   Section 4.18   Insurance .....................................................          24
   Section 4.19   Real Property .................................................          24
   Section 4.20   Environmental Matters .........................................          27
   Section 4.21   Brokers' Fees .................................................          28
   Section 4.22   Assets ........................................................          28
   Section 4.23   Intellectual Property .........................................          28
   Section 4.24   Receivables ...................................................          29
   Section 4.25   Public Utility; FERC Considerations ...........................          29

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                     Page
                                                                                     ----
   Section 4.26   District Cooling System Use Agreement ....................          30
   Section 4.27   Disclaimer Regarding Estimates and Projections ...........          31
ARTICLE V         REPRESENTATIONS OF THE PURCHASER .........................          31
   Section 5.1    Organization .............................................          31
   Section 5.2    Authority; Enforceability ................................          31
   Section 5.3    Noncontravention .........................................          31
   Section 5.4    Brokers' Fees ............................................          32
   Section 5.5    Financing ................................................          32
   Section 5.6    Investment Purpose .......................................          32
ARTICLE VI        COVENANTS OF THE PARTIES PRIOR TO CLOSING ................          32
   Section 6.1    HSR Filing; Other Governmental Filings; Consents .........          32
   Section 6.2    Cooperation ..............................................          33
   Section 6.3    Operation of Business ....................................          33
   Section 6.4    Access ...................................................          33
   Section 6.5    Notice of Developments ...................................          34
   Section 6.6    Credit Enhancements; Insurance ...........................          34
   Section 6.7    No Negotiations ..........................................          35
   Section 6.8    Permit Transfer ..........................................          35
   Section 6.9    Estoppel Certificates and Non-Disturbance Agreements .....          35
   Section 6.10   Title Insurance and Surveys ..............................          35
   Section 6.11   Retention of Certain Key Employees .......................          36
   Section 6.12   Insurance ................................................          36
   Section 6.13   Licenses .................................................          37
   Section 6.14   Washington Street Trolley Tunnel .........................          37
ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  THE SELLER ...............................................          37
   Section 7.1    Representations and Warranties; Performance of Obligations          37
   Section 7.2    No Litigation or Other Actions ...........................          37
   Section 7.3    Consents and Approvals ...................................          38
   Section 7.4    No Material Adverse Change ...............................          38
   Section 7.5    Release of Credit Enhancements ...........................          38
   Section 7.6    City Approval ............................................          38
   Section 7.7    Deliveries of Purchaser ..................................          38
ARTICLE VIII      CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  THE PURCHASER ............................................          38
   Section 8.1    Representations and Warranties; Performance of Obligations          38
   Section 8.2    No Litigation or Other Actions ...........................          38
   Section 8.3    Consents and Approvals ...................................          39
   Section 8.4    No Material Adverse Effect ...............................          39
   Section 8.5    Indebtedness .............................................          39

                   TABLE OF CONTENTS
                   (CONTINUED)

                                                                                     Page
                                                                                     ----
   Section 8.6    City Approval ..............................................        39
   Section 8.7    Deliveries of Seller .......................................        39
ARTICLE IX        COVENANTS OF THE PURCHASER AND THE
                  SELLER AFTER CLOSING .....................................          39
   Section 9.1    Tax Matters ................................................        39
   Section 9.2    Name Change ................................................        42
   Section 9.3    Further Assurances .........................................        42
   Section 9.4    Restrictive Covenants ......................................        42
   Section 9.5    Certain Acknowledgements ...................................        44
ARTICLE X         INDEMNIFICATION ..............................................      44
   Section 10.1   Survival of Representations and Warranties ................         44
   Section 10.2   Indemnification Provisions for the Benefit of the Purchaser         45
   Section 10.3   Indemnification Provisions for the Benefit of the Seller ..         47
   Section 10.4   Matters Involving Third Parties ...........................         47
   Section 10.5   Determination of Adverse Consequences .....................         48
   Section 10.6   Exclusive Remedy ..........................................         48
   Section 10.7   Waiver of Certain Damages .................................         48
   Section 10.8   Compliance with Express Negligence Rule; Strict Liability .         48
ARTICLE XI        TERMINATION OF AGREEMENT ....................................       49
   Section 11.1   Termination of Agreement ..................................         49
   Section 11.2   Effect of Termination .....................................         50
ARTICLE XII       EMPLOYEES AND EMPLOYEE BENEFITS ............................        50
   Section 12.1   Employees .................................................         50
   Section 12.2   WARN Act ..................................................         52
ARTICLE XIII      GENERAL ...................................................         52
   Section 13.1   Press Releases and Public Announcements ...................         52
   Section 13.2   No Third-Party Beneficiaries ..............................         53
   Section 13.3   Entire Agreement ..........................................         53
   Section 13.4   Succession and Assignment .................................         53
   Section 13.5   Counterparts ..............................................         53
   Section 13.6   Headings ..................................................         53
   Section 13.7   Notices ...................................................         53
   Section 13.8   GOVERNING LAW .............................................         54
   Section 13.9   Amendments and Waivers ....................................         55
   Section 13.10  Severability .............................................          55
   Section 13.11  Expenses .................................................          55
   Section 13.12  Construction .............................................          55
   Section 13.13  Incorporation of Exhibits and Schedules ..................          55
   Section 13.14  Waiver of Jury Trial .....................................          55

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                     Page
                                                                                     ----
   Section 13.15  Specific Performance .....................................          55
   Section 13.16  Consent to Jurisdiction ..................................          56
   Section 13.17  Macquarie Guaranty .......................................          56


EXHIBITS AND SCHEDULES

     Exhibit 2.3               Transition Services Agreement
     Exhibit 2.5               Preliminary Closing Balance Sheet, Etc.
     Exhibit 3.2(i)            Release of Claims
     Exhibit 3.2(k)            Legal Opinion of Counsel to the Seller
     Exhibit 3.3(h)            Legal Opinion of Counsel to the Purchaser
     Schedule 1.1(a)           Indebtedness Secured by Real Property
     Schedule 1.1(b)           Mechanics' and Similar Liens
     Schedule 1.1(d)           Title Commitments
     Schedule 2.3              Remaining Intercompany Contracts
     Schedule 3.2(f)           Good Standing Qualifications
     Schedule 4.3              Noncontravention
     Schedule 4.4              Capitalization
     Schedule 4.5              Subsidiaries
     Schedule 4.7              Financial Statements
     Schedule 4.8              Absence of Changes
     Schedule 4.11             Taxes
     Schedule 4.12             Contracts
     Schedule 4.13             Related Party Agreements
     Schedule 4.14             Litigation
     Schedule 4.15             Employee Matters
     Schedule 4.16             Credit Enhancements
     Schedule 4.17             Authorizations
     Schedule 4.18             Insurance
     Schedule 4.19             Real Property
     Schedule 4.20             Environmental Matters
     Schedule 4.21             Brokers' Fees
     Schedule 4.22             Assets
     Schedule 4.23             Intellectual Property
     Schedule 6.6              Terminated Credit Enhancements
     Schedule 6.13             Licenses
     Schedule 8.5              Indebtedness

                            STOCK PURCHASE AGREEMENT
                                   (CHICAGO)

      This Stock Purchase Agreement (Chicago) is made and entered into as of December 12, 2003 (this "Agreement"), by and among Macquarie District Energy, Inc., a Delaware corporation (the "Purchaser"), and Exelon Thermal Holdings, Inc., a Delaware corporation (the "Seller"). This Agreement is joined by Macquarie District Energy Holdings, LLC, a Delaware limited liability company ("District Energy"), solely for purposes of Articles X and XIII; Exelon Corporation, a Pennsylvania corporation ("Exelon"), solely for purposes of Sections 9.4 and 9.5 and Articles X and XIII; and by Macquarie Bank Limited, a company formed under the laws of Australia ("Macquarie"), solely for purposes of
Article XIII. The Purchaser, the Seller, Exelon, District Energy and Macquarie are each a "Party" collectively, the "Parties."

                                    RECITALS:

      WHEREAS, the Seller owns 100 shares of common stock, par value $.01 per share (the "Shares"), of Thermal Chicago Corporation, a Delaware corporation (the "Company"), and the Shares constitute all of the outstanding capital stock of the Company; and

      WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, the Shares.

      NOW, THEREFORE, to induce the Purchaser to purchase the Shares, and to induce the Seller to sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms used in this Agreement have the following meanings for all purposes of this Agreement:

      "Adjustment Report" has the meaning set forth in Section 2.5(b) below.

      "Adverse Consequences" means (i) all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, STRICT LIABILITIES (including without limitation, STRICT LIABILITY ARISING UNDER ENVIRONMENTAL LAWS), obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' and other professionals' and consultants' fees and expenses, and/or (ii) any and all damages, liabilities, STRICT LIABILITIES (including without limitation, STRICT LIABILITY ARISING UNDER ENVIRONMENTAL LAWS), losses, costs and expenses of Remediation as well as investigation, response, removal, remediation and monitoring of Hazardous Materials associated with or related to any indemnifiable event under Section 10.2 below.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Agreement" has the meaning set forth in the preface above.

      "Anti-Corruption Laws" means (a) Chapter 2-156 of the Municipal Code of Chicago (including, without limitation, Section 2-156-030(b) thereof) and
Section 2-92-320 of Chapter 2-92 of the Municipal Code of Chicago, (b) 720 ILCS 5/33-11 of the Illinois Criminal Code, (c) 65 ILCS 5/1-1 et seq. of the Illinois Municipal Code and (d) Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

      "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Bank One, N.A.

      "Authorization" shall mean any approval, authorization, certification, consent, ordinance, variance, permission, license or permit (excluding Environmental Permits) to or from, or filing, notice or recordings to or with any governmental authority other than foreign qualifications to conduct business and good standing certifications.

      "Business" has the meaning set forth in Section 9.4(b) below.

      "Business Facility" means any and all Real Property and Chilled Water Plants which the Company or any Company Subsidiary currently leases, operates, owns or manages, or which the Company, any Company Subsidiary or any of their respective constituent entities formerly leased, operated, owned or managed. To the extent that any representations in Section 4.20 apply to any Business Facility not currently leased, operated, owned or managed by the Company or any Company Subsidiary, such representations shall be deemed to be made to the Knowledge of the Seller.

      "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

      "Chilled Water Plant" means any chilled water production facility and such personal property and equipment related to chilled water production owned, leased, maintained or operated by the Company or any Company Subsidiary.

      "City" means the City of Chicago, a home rule unit and municipality under
Article VII of the Constitution of the State of Illinois.

      "City Council" means the City Council of the City.

      "Closing" has the meaning set forth in Section 3.1 below.

      "Closing Date" has the meaning set forth in Section 3.1 below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the recitals above.

      "Company Subsidiary" or "Company Subsidiaries" means any or all of the Subsidiaries of the Company.

      "Covenant Period" has the meaning set forth in Section 9.4 below.

      "Credit Enhancements" has the meaning set forth in Section 4.16 below.

      "Customer Contract" has the meaning set forth in Section 4.12(b) below.

      "Customer Easement" has the meaning set forth in Section 4.19(h) below.

      "Debt" means at a particular time, without duplication, (a) any obligations under any indebtedness of the Company or any of the Company Subsidiaries for borrowed money (including any principal, accrued interest, penalties and fees, interest premiums, expenses, breakage costs and bank overdrafts thereunder), (b) any indebtedness evidenced by any note, bond, debenture or other debt security, (c) all liabilities and obligations, contingent or otherwise, with respect to the face amount of any and all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of the Company or any of the Company Subsidiaries, (d) any indebtedness pursuant to a guarantee, (e) any obligations under capitalized leases, and (f) any indebtedness secured by a lien, Security Interest, mortgage, charge or other encumbrance on a Person's assets.

      "District Cooling System" means the various plants, pipeline systems and other facilities used in the distribution of chilled water in the City's downtown district, which the Company and the Company Subsidiaries have the right to use, operate and maintain pursuant to the District Cooling System Use Agreement and the ancillary agreements contemplated thereby.

      "District Cooling System Use Agreement" means that certain District Cooling System Use Agreement dated October 1, 1994, by and between the City and Northwind Incorporated, including each amendment thereto.

      "DOJ" has the meaning set forth in Section 6.1(a) below.

      "Easements" means easements identified as an "Easement" in Schedule
4.19(a).

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

      "Employees" has the meaning set forth in Section 12.1 below.

      "Environmental Laws" means any and all applicable laws, statutes, codes, ordinances, regulations, judgments, orders, orders on consent, decrees or injunctions of any local, state, federal, national, or foreign executive, legislative, judicial, regulatory or administrative agency, board or authority, or any binding judicial or administrative decision associated therewith and currently in effect that relate in any manner to (i) protection of the environment, (ii) pollution, the emission, discharge, release, treatment, storage, disposal, management or response to Hazardous Materials, (iii) Emergency Planning & Community Right-to-Know (as set forth in the Comprehensive Environmental Response, Compensation & Liability Act), (iv) the protection of endangered species or wetlands, human health, and (v) worker or employee safety and protection (but only to the extent they relate to exposure to Hazardous Materials), including, without limitation, the Occupational Safety and Health Act and the rules promulgated thereunder (but only to the extent such act and rules relate to exposure to Hazardous Materials).

       "Environmental Permits" means all permits (and attendant applications), licenses, certificates, registrations, identification numbers, consents, approvals, variances, notices of intent required by Environmental Laws and exemptions necessary for the ownership, use and/or operation of any asset owned or operated by the Company or a Company Subsidiary to comply with Environmental Laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Estimated Debt Calculation" has the meaning set forth in Section 2.5(a) below.

      "Estimated Net Working Capital Calculation" has the meaning set forth in
Section 2.5(a) below.

      "Excluded Marks" means the trademarks "Exelon", "ComEd" and "Unicom" and related trade names incorporating the words of such trademarks.

      "FTC" has the meaning set forth in Section 6.1(a) below.

      "Financial Statements" has the meaning set forth in Section 4.7 below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Hazardous Materials" means (a) any wastes, materials or substances that are regulated or defined as "hazardous materials," "hazardous wastes," "special wastes," "hazardous substances," "extremely hazardous substances," "toxic substances" or "regulated substances," as defined by the Resource Conservation & Recovery Act or subject to regulation under Environmental Laws; and (b) any (i) petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof and waste oil or related sludges), (ii) radioactive material, and (iii) as to employees' exposure, the materials and the lists with attendant limits provided in such lists that appear at 29 C.F.R Section 1910.119, Appendix A (Highly Hazardous Chemicals) and Section 1910.1000, Tables Z-1, Z-2 (Air Contaminant), Table Z-3 (Mineral

Dusts), OSHA Specifically Regulated Substances identified in 29 C.F.R.
Sections 1910.1001 - 1050, and any other air contaminant or substance for which the Occupational Safety and Health Administration has promulgated a permissible exposure level ("PEL") with attendant limits provided in such lists.

      "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

      "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

      "Indemnified Party" has the meaning set forth in Section 10.4(a) below.

      "Indemnifying Party" has the meaning set forth in Section 10.4(a) below.

      "Independent Auditors" has the meaning set forth in Section 2.5(c) below.

      "Intellectual Property" means the following intellectual property rights, both statutory and common law rights, if applicable, that are used in connection with the operation of the Company or any of the Company Subsidiaries as presently conducted: (a) all trademarks, service marks, trade names, trade dress, brand names, slogans, logos, corporate names, domain names, registrations and applications for registrations for the foregoing, together with all translations, adaptations, derivations, and combinations, applications, registrations, extensions, and renewals, foreign and domestic, relating thereto, together with the goodwill of the Company or any of the Company Subsidiaries connected therewith and any right to recover for past infringement thereof and other past injury thereto; (b) inventions existing at the time of transfer of assets (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, extensions, and reexaminations relating thereto; (c) copyrights, registrations, renewals, and applications for registrations thereof; and (d) trade secrets and confidential information (including software, ideas, models, research and development, know-how, formulas, compositions, manufacturing, operation, packaging, and production processes, techniques and control of same, technical data and analyses, designs, drawings, specifications, customer and supplier lists and data, pricing and cost information, and business and marketing plans and proposals).

      "Key Employees" means David A. Bump, William H. Dolan, William S. Kenney, Maureen Prunty, Frank Duffy and Jim Pagnusat.

      "Knowledge of the Seller," "Seller's Knowledge" or any phrase of similar import means the actual knowledge, after due inquiry, of David A. Bump, William
H. Dolan, William S. Kenney, Maureen Prunty, Frank Duffy or Jim Pagnusat.

      "Leased Property" means the real property identified as "Leased Property" in Schedule 4.19(a).

      "Leases" has the meaning set forth in Section 4.19(d) below.

      "Letter Agreement" has the meaning set forth in Section 6.4 below.

      "Material Adverse Effect" means a material adverse effect on the assets, properties, business, operations or financial condition of the Company and the Company Subsidiaries taken as a whole or on the ability of the Seller to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: any adverse change, event, development or effect arising from or relating to (a) the transactions contemplated by this Agreement,
(b) general business or economic conditions that are not disproportionately adverse to the businesses of the Company and the Company Subsidiaries, (c) national or international political or social conditions that do not result in material damage or loss to the physical assets of the Company or any Company Subsidiary, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (d) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (e) changes in GAAP or (f) changes in any law or industry standard that are not disproportionately adverse to the Business as compared to other district cooling systems outside the City.

      "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

      "National Power" has the meaning set forth in Section 4.5 below.

      "Net Working Capital" means an amount equal to all "current assets" of the Company and the Company Subsidiaries on a consolidated basis (other than cash and cash equivalents) minus all "current liabilities" of the Company and the Company Subsidiaries on a consolidated basis, each as determined as of the Closing Date in accordance with GAAP in a manner consistent with the application of the accounting principles applied in preparing the Financial Statements.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

      "Organizational Documents" means (a) with respect to a corporation, the articles or certificate of incorporation and bylaws of such entity, (b) with respect to a limited partnership, the certificate of limited partnership (or equivalent document) and partnership agreement or similar operational agreement, and (c) with respect to a limited liability company, the articles of organization (or equivalent document) and regulations, limited liability company agreement, or similar operational agreement.

      "Other Rights" has the meaning set forth in Section 4.19(h) below.

      "Owned Property" means the real property identified as "Owned Property" in
Schedule 4.19(a).

      "Parties" has the meaning set forth in the preface above.

      "Permitted Encumbrances" means (a) in the case of Real Property, all easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights, conditions, covenants or other restrictions, and easements for streets, alleys, highways, telephone lines, power lines, other utility lines, railways and other easements and rights-of-way on, over or affecting any portion of, and of record against, the Real Property, (b) liens for Taxes or assessments not yet due and payable or which are being contested in good faith through appropriate proceedings, (c) matters in connection with the assumption of any existing indebtedness secured by the Real Property, as set forth in Schedule 1.1(a), (d) mechanics', materialmen's, carriers', workers', repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no material default on the part of the Company or the Company Subsidiaries or the validity of which are being contested in good faith, as set forth in Schedule 1.1(b), (e) zoning, entitlement, conservation restriction and other land use and environmental regulations imposed by governmental authorities, (f) restrictions on transfer of securities imposed by applicable state and federal securities laws, (g) with respect to the Leased Real Property, any liens, encumbrances and other matters created or suffered by any landlord, sublandlord, grantor, licensor or customer, as applicable, with an interest therein, (h) such other encumbrances and encroachments which are immaterial in nature and amount and which would be disclosed by a survey or other inspection of the Real Property, (i) matters reflected on the Title Commitments, (j) any other imperfections in title not material in amount and (k) liens securing Debt which liens will be released on or before the Closing Date.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental authority or entity (or any department, agency, or political subdivision thereof).

      "Preliminary Closing Balance Sheet" has the meaning set forth in Section 2.5(a) below.

      "Prospective Customer" means any person or entity from which Purchaser, the Company or any Company Subsidiary is actively soliciting Business during the Covenant Period.

      "Purchase Price" has the meaning set forth in Section 2.2 below.

      "Purchaser" has the meaning set forth in the preface above.

      "Purchaser Plans" has the meaning set forth in Section 12.1 below.

      "Real Property" means, collectively, the Easements, the Leased Property, and the Owned Property.

      "Remaining Intercompany Contracts" has the meaning set forth in Section
2.3 below.

      "Remediation" means the taking of actions to respond to, remove, remediate or monitor (in each case as required by Environmental Laws) the release (or threatened release) of Hazardous Materials at, on, in, about, under or within the air, soil, surface or ground water.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, hypothecation, deposit arrangement, lien (statutory or other), security interest, collateral assignment, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing), other than Permitted Encumbrances.

      "Seller" has the meaning set forth in the preface above.

      "Settlement Date" has the meaning set forth in Section 2.5(d) below.

      "Shares" has the meaning set forth in the recitals above.

      "Solid Waste" means non-hazardous solid waste as defined by the Solid Waste Disposal Act, 42, U.S.C.A Section 6903(27).

      "Subsidiary" means any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

      "Tax" or "Taxes" means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, unemployment, disability, real property, personal property, registration, value added, alternative or add-on minimum, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax or customs duties, or any interest, any penalties, additions to tax or additional amounts incurred or accrued under applicable tax law or properly assessed or charged by any taxing authority (domestic or foreign).

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

      "Third Party Claim" has the meaning set forth in Section 10.4(a) below.

      "Title Commitments" means those certain title commitments covering the Real Property identified and described in Schedule 1.1(d).

      "Trespassing Facility" shall have the meaning ascribed to such term in the District Cooling System Use Agreement.

      "UTT Nevada Severance Plan" has the meaning set forth in Section 12.1 below.

      "WARN Act" means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

      Section 1.2 Other Definitional Provisions. All accounting terms not otherwise defined herein shall have the meaning ascribed thereto by GAAP. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice-versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Schedules and Exhibits shall refer to those portions of this Agreement unless otherwise designated. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

                                   ARTICLE II
                       PURCHASE OF SHARES; PURCHASE PRICE

      Section 2.1 Sale and Purchase of Shares. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties, covenants and agreements made herein by the Seller and the Purchaser, the Purchaser shall purchase and accept from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, on the Closing Date, the Shares.

      Section 2.2 Consideration. The purchase price payable by the Purchaser for the Shares shall be an amount equal to the sum of One Hundred Thirty-five Million Dollars ($135,000,000), subject to adjustment pursuant to Section 2.5 (the "Purchase Price"). At the Closing, the Purchaser shall pay the Purchase Price to the Seller by wire transfer of immediately available federal funds to an account designated in writing by the Seller to the Purchaser prior to the Closing Date.

      Section 2.3 No Ongoing or Transition Services. Except as provided in the Transition Services Agreement attached as Exhibit 2.3 hereto (the "Transition Services Agreement") or otherwise agreed to in writing by the Parties, at the Closing all data processing, accounting, insurance, banking, personnel, legal, communications and other products and services provided to the Company and/or the Company Subsidiaries by the Seller or any of its Affiliates (other than the Company and/or the Company Subsidiaries), including any contracts, commitments, agreements or understandings (written or oral) between the Company and/or the Company Subsidiaries, on the one hand, and the Seller or any of its Affiliates (other than the Company and/or the Company Subsidiaries), on the other hand (other than the contracts, commitments, agreements and understandings listed in Schedule 2.3 (collectively, the "Remaining Intercompany Contracts")), will terminate.

      Section 2.4 Intercompany Accounts. On or prior to the Closing Date, all intercompany accounts between any of the Company and/or the Company Subsidiaries, on the one hand, and the Seller or any of its Affiliates (other than the Company and/or the Company Subsidiaries), on the other hand, shall be fully and finally settled, except for amounts outstanding pursuant to the Remaining Intercompany Contracts. No adjustment shall be made to the Purchase Price as a result of any such settlement.

      Section 2.5 Purchase Price Adjustments.

            (a) At least three (3) days prior to the Closing, the Seller shall prepare in good faith and deliver to the Purchaser a consolidated balance sheet of the Company as of the Closing Date (the "Preliminary Closing Balance Sheet"), substantially in the form of

      Exhibit 2.5 hereto, and a calculation of (i) the estimated Net Working Capital of the Company, on a consolidated basis, as of such date (the "Estimated Net Working Capital Calculation"), and (ii) the estimated Debt of the Company, on a consolidated basis, as of such date after giving effect to any prepayment of Debt of the Company and the Company Subsidiaries to occur on or before the Closing Date (the "Estimated Debt Calculation"). The Preliminary Closing Balance Sheet, Estimated Net Working Capital Calculation and Estimated Debt Calculation shall be prepared in accordance with GAAP and in a manner consistent with the application of the accounting principles applied in preparing the Financial Statements, and, pursuant to Section 2.4, no intercompany accounts shall be included except as permitted under Section 2.4. The determination of the Estimated Net Working Capital Calculation and Estimated Debt Calculation shall be used to determine the Purchase Price payable by the Purchaser at Closing. The Purchase Price payable by the Purchaser to the Seller at Closing shall be (i) decreased by the amount of the Estimated Debt Calculation, and (ii) increased or decreased, as the case may be, by the amount by which the Estimated Net Working Capital Calculation exceeds or is less than $1,061,000.

            (b) Within thirty (30) days following the Closing Date, the Purchaser shall prepare in good faith and deliver to the Seller the final consolidated balance sheet of the Company as of the Closing Date (the "Final Closing Balance Sheet") and the Purchaser's calculation of (i) the final Net Working Capital of the Company, on a consolidated basis, as of the Closing Date (the "Final Net Working Capital Calculation"), and (ii) the final Debt of the Company, on a consolidated basis, as of the Closing Date (the "Final Debt Calculation"). The Final Closing Balance Sheet, Final Net Working Capital Calculation and Final Debt Calculation each shall be prepared in accordance with GAAP as in effect on the Closing Date and in a manner consistent with the application of the accounting principles applied in preparing the Financial Statements, and, pursuant to
      Section 2.4, no intercompany accounts shall be included except as permitted under Section 2.4. Within thirty (30) days after the Final Closing Balance Sheet, Final Net Working Capital Calculation and Final Debt Calculation are delivered to the Seller pursuant to this Section 2.5(b), the Seller shall complete its examination thereof and shall deliver to the Purchaser either (i) a written acknowledgment accepting the Final Closing Balance Sheet, Final Net Working Capital Calculation and Final Debt Calculation; or (ii) a written report setting forth in reasonable detail any proposed adjustments to any of the foregoing (the "Adjustment Report"). If the Seller fails to respond to the Purchaser within such thirty (30) day period, the Seller shall be deemed to have accepted and agreed to the Final Closing Balance Sheet, Final Net Working Capital Calculation and Final Debt Calculation as delivered pursuant to this Section 2.5(b). If the Seller provides an Adjustment Report to the Purchaser within such thirty (30) day period, the Seller shall be deemed to have accepted and agreed to the Final Closing Balance Sheet, Final Net Working Capital Calculation and Final Debt Calculation as delivered pursuant to this Section 2.5(b), except as to the proposed adjustments set forth in the Adjustment Report.

            (c) In the event the Parties fail to agree on any of the Seller's proposed adjustments contained in the Adjustment Report within thirty (30) days after the Purchaser receives the Adjustment Report, then the Parties mutually agree to jointly engage Ernst & Young LLP, certified public accountants (the "Independent Auditors"), to resolve such dispute(s). As promptly as practicable thereafter, Seller and the Purchaser shall each prepare and submit a presentation to the Independent Auditors. In making their determination, the Independent Auditors shall select, with respect to each item in dispute, an amount equal to the Purchaser's position as set forth in the Final Closing Balance Sheet, Final Net Working Capital Calculation or Final Debt Calculation, as applicable, or the Seller's position as set forth in the Adjustment Report, or any amount between the Purchaser's and the Seller's position. The fees and expenses of the Independent Auditors shall be paid equally by the Parties. All determinations made by the Independent Auditors will be final, conclusive and binding on the Parties.

            (d) The term "Final Closing Balance Sheet" as that term has been hereinbefore and will be hereinafter used, shall mean the Final Closing Balance Sheet delivered pursuant to Section 2.5(b), as adjusted, if at all, pursuant to this Section 2.5. The date on which the Final Closing Balance Sheet is finally determined pursuant to this Section 2.5 shall hereinafter be referred to as the "Settlement Date."

            (e) In the event the Final Net Working Capital Calculation as reflected on the Final Closing Balance Sheet is less than the Estimated Net Working Capital Calculation, the Seller shall pay to the Purchaser within ten (10) days after the Settlement Date an amount equal to such deficiency plus accrued interest on such deficiency at the Applicable Rate from the date such deficiency is due to the date of payment of such deficiency and accrued interest. In the event the Final Net Working Capital Calculation as reflected on the Final Closing Balance Sheet is greater than the Estimated Net Working Capital Calculation, the Purchaser shall pay to the Seller within ten (10) days after the Settlement Date an amount equal to such excess plus accrued interest on such excess at the Applicable Rate from the date such excess is due to the date of payment of such excess and accrued interest.

            (f) In the event Final Debt Calculation as reflected on the Final Closing Balance Sheet is less than the Estimated Debt Calculation, the Purchaser shall pay to the Seller within ten (10) days after the Settlement Date an amount equal to such excess plus accrued interest on such excess at the Applicable Rate from the date such excess is due to the date of payment of such excess and accrued interest. If the Final Debt Calculation as reflected on the Final Closing Balance Sheet is more than the Estimated Debt Calculation, the Seller shall pay to the Purchaser within ten (10) days after the Settlement Date an amount equal to such deficiency plus accrued interest on such deficiency at the Applicable Rate from the date such deficiency is due to the date of payment of such deficiency and accrued interest.

            (g) Any payment required pursuant to Sections 2.5(e) or (f) hereof shall be by certified or cashier's check, or, at the option of the recipient, by the transfer of immediately available federal funds for credit to the recipient, at a bank account designated by such recipient in writing.

            (h) For purposes of complying with the terms set forth in this
      Section 2.5, each Party shall cooperate with and make available to the other Party and its representatives all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Final Closing Balance Sheet and the resolution of any disputes relating to the Final Net Working Capital Calculation or Final Debt Calculation, subject to the execution by either Party of any confidentiality agreement reasonably requested by the other Party.

      Section 2.6 Sales and Transfer Taxes. Each Party shall bear an equal portion of the cost of any and all stamp, transfer, goods and services, sales, purchase, use, filing, value added, excise and similar Taxes relating to the transactions contemplated by this Agreement, including, without limitation, any stamp or transfer Tax or filing fee relating to the transfer of shares of capital stock, whether now in effect or hereafter adopted and regardless of upon whom said tax or fee is imposed. Notwithstanding the foregoing, any state or county transfer or stamp taxes payable in connection with the Real Property shall be borne by the Seller, and any city transfer or stamp taxes payable in connection with the Real Property shall be borne by the Purchaser.

                                   ARTICLE III
                           CLOSING; CLOSING DELIVERIES

      Section 3.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date on which the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing) set forth in Articles 7 and 8 are satisfied or waived (the "Closing Date") or at such other time and date as the Parties may agree in writing. The Closing shall be held at 10:00 a.m. at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, or such other place as the Parties may agree in writing.

      Section 3.2 Deliveries by the Seller at Closing. At Closing, the Seller will deliver or cause to be delivered to the Purchaser the following:

            (a) certificates representing all of the Shares, endorsed by the Seller in blank, or with stock transfer powers executed by the Seller in blank attached;

            (b) a certificate, dated the Closing Date and signed by the President or the Chief Financial Officer of the Seller, certifying the fulfillment of the matters set forth in Section 8.1;

            (c) a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Seller, certifying as to (i) the completeness and correctness of attached copies of the Seller's certificate of incorporation and bylaws (including amendments thereto),
      (ii) resolutions of the board of directors and sole stockholder of the Seller approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) the incumbency and signatures of the officers of the Seller executing this Agreement and any other certificate or document delivered in connection herewith, and (iv) the resignation or removal from office of such officers, directors and/or managers of the Company and each Company Subsidiary as the Purchaser shall have previously requested in writing and the genuineness of the attached copies of the documents effecting such resignations and/or removals;

            (d) a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Exelon, certifying as to (i) the completeness and correctness of attached copies of Exelon's certificate of incorporation and bylaws (including amendments thereto), (ii) resolutions of the board of directors of Exelon approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iii) the incumbency and signatures of the officers of Exelon executing this Agreement and any other certificate or document delivered in connection herewith;

            (e) the charters of the Company and the Company Subsidiaries, certified by the Secretary of State of their respective states of organization as of a date not earlier than fifteen (15) days prior to the Closing Date;

            (f) certificates, dated as of a date not more than thirty (30) days prior to the Closing Date, duly issued by the appropriate governmental authorities in the states specified on Schedule 3.2(f), showing the Company and the Company Subsidiaries are in good standing and authorized to do business in the jurisdictions indicated thereon;

            (g) the original stock books, original corporate minute books and the corporate seal (if any) of the Company and the Company Subsidiaries;

            (h) amendments, in form for filing with the Secretary of State of their states of organization, to the charter of the Company and each Company Subsidiary to change the name of the Company or such Company Subsidiary to remove all references to "Exelon," together with written instructions to the registered agent for service of process for the Company and the Company Subsidiaries instructing such agent to take direction from the Purchaser;

            (i) a Release of Claims, in substantially the form attached hereto as Exhibit 3.2(i);

            (j) the Transition Services Agreement duly executed by the Seller;

            (k) a legal opinion, substantially in the form attached hereto as
      Exhibit 3.2(k), from Winston & Strawn LLP, counsel to the Seller;

            (l) a termination of the Letter Agreement duly executed by Seller, in form and substance reasonably acceptable to the Purchaser;

            (m) a certificate, duly executed by or on behalf of the Seller, complying with Code Section 1445 and Section 1.1445-2 of the Treasury Regulations promulgated thereunder;

            (n) the other documents, certificates, consents and items to be delivered by the Seller pursuant to Article 8; and

            (o) such other documents, instruments, agreements and certificates as the Purchaser may reasonably request in connection with the consummation of the transactions contemplated by this Agreement on the terms set forth herein.

      Section 3.3 Deliveries by the Purchaser at Closing. At the Closing, the Purchaser will deliver or cause to be delivered to the Seller the following:

            (a) payment of the Purchase Price to the Seller in accordance with
      Section 2.2;

            (b) a certificate, dated the Closing Date and signed by the President or any Vice President of the Purchaser, certifying the fulfillment of the matters set forth in Section 7.1;

            (c) certificates, dated as of a date not more than thirty (30) days prior to the Closing Date, duly issued by the appropriate governmental authorities showing that each of the Purchaser, District Energy and Macquarie is in good standing in its jurisdiction of organization;

            (d) a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Purchaser certifying as to (i) the completeness and correctness of attached copies of the Purchaser's certificate of incorporation and bylaws (including amendments thereto),
      (ii) resolutions of the board of directors and sole stockholder of the Purchaser approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby,
      (iii) the incumbency and signatures of the officers of the Purchaser executing this Agreement and any other certificate or document delivered in connection herewith;

            (e) a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of District Energy certifying as to
      (i) the completeness and correctness of attached copies of District Energy's certificate of incorporation and bylaws (including amendments thereto), (ii) resolutions of the board of directors and sole stockholder of District Energy approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) the incumbency and signatures of the officers of District Energy executing this Agreement and any other certificate or document delivered in connection herewith;

            (f) (i) a power of attorney evidencing the appointment of certain individuals as authorized signatories with the power to execute this Agreement and any other certificate or document delivered in connection herewith on behalf of Macquarie, (ii) a certificate dated the Closing Date and signed by the Secretary of Macquarie certifying as to the validity of the Persons counter-signing an impression of the Common Seal of Macquarie, together with supporting extracts of Macquarie's Constitution and the minutes of the board of Macquarie and (iii) a certificate dated the Closing Date and signed by the attorneys of Macquarie pursuant to the power of attorney specified in clause (i) certifying that such attorneys have not received notice of revocation of their powers under the power of attorney specified in clause (i);

            (g) the Transition Services Agreement duly executed by the Purchaser;

            (h) a legal opinion, substantially in the form attached hereto as
      Exhibit 3.3(h), from Locke Liddell & Sapp LLP, counsel to the Purchaser;

            (i) the other documents, certificates and items to be delivered by the Purchaser pursuant to Article 7; and

            (j) such other documents, instruments, agreements and certificates as the Seller may reasonably request in connection with the consummation of the transactions contemplated by this Agreement on the terms set forth herein.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

   As an inducement to the Purchaser to enter into and perform its obligations under this Agreement, and in consideration of the covenants of the Purchaser contained herein, the Seller represents and warrants to the Purchaser as follows:

      Section 4.1 Due Organization and Status. Each of the Seller, the Company and the Company Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the state of its organization. Each of the Company and the Company Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of the Company and the Company Subsidiaries has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The copies of the Organizational Documents of the Company and the Company Subsidiaries, all of which have been furnished to the Purchaser, reflect all amendments made thereto and are true, complete and correct. The minute books (containing the records of meetings of the stockholders, partners, the board of directors or the managers of the Company and the Company Subsidiaries (as applicable), all of which have been furnished to the Purchaser) are true, complete and correct in all material respects. The stock certificate books and stock record books or similar books and records of the Company and each Company Subsidiary, all of which have been furnished to the Purchaser, are true, complete, and correct in all material respects.

      Section 4.2 Authority; Enforceability. The Seller has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors and the sole stockholder of the Seller have duly authorized the execution, delivery and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability hereof may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors, and general principles of equity.

      Section 4.3 Noncontravention. Except as set forth on Schedule 4.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any foreign, federal, state or local government, governmental agency or commission or other governmental or regulatory body or authority, or court to which the Seller, the Company or any Company Subsidiary is subject or any provision of the Organizational Documents of the Seller, the Company or any Company Subsidiary or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement (other than agreements relating to Debt which will be repaid, repurchased or otherwise redeemed at or prior to the Closing) to which the Seller, the Company or any Company Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except in the case of clause (ii) where such conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a Material Adverse Effect. Except as contemplated by
Section 6.1 and as set forth on Schedule 4.3, neither the Seller, the Company nor any Company Subsidiary needs to give any notice to, make any filing with, or obtain any Authorization, or obtain any consent or approval of any other party in connection with the consummation of the transactions contemplated by this Agreement.

      Section 4.4 Capital Stock of the Company; Transactions in Equity
Securities.

            (a) The authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.4. No shares of capital stock of the Company are held in treasury by the Company. The Seller owns beneficially and of record all of the outstanding shares of capital stock of the Company and such capital stock is owned free and clear of all liens, Security Interests, charges, voting trusts, restrictions, encumbrances and claims of every kind. The Shares have been duly authorized and validly issued, are fully paid and nonassessable and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of the Shares were issued in violation of any preemptive or similar rights of any past or present stockholder or other person or entity. The Seller does not have, and the Seller hereby waives, any preemptive or other right to acquire shares of capital stock of the Company that the Seller has or may have had.

            (b) No subscription, option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued equity securities. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The voting stock structure of the Company has not been altered or changed in contemplation of the transactions contemplated by this Agreement.

      Section 4.5 Subsidiaries.

            (a) Schedule 4.5 sets forth the issued and outstanding capital stock or other ownership interests of Exelon Thermal Technologies, Inc., an Illinois corporation ("ETT"), Northwind Chicago, LLC, a Delaware limited liability company ("Northwind Chicago"), ETT National Power, Inc., an Illinois corporation ("National Power"), and

      Northwind Midway, LLC, a Delaware limited liability company ("Northwind Midway"). The Company owns beneficially and of record all of the outstanding ownership interests of ETT, Northwind Chicago and National Power. National Power owns beneficially and of record all of the ownership interests of Northwind Midway. All such ownership interests are owned free and clear of all liens, Security Interests, charges, voting trusts, restrictions, encumbrances and claims of every kind except as set forth on
      Schedule 4.5.

            (b) The ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were offered, issued, sold and delivered by the applicable Company Subsidiary in compliance with all applicable state and federal laws concerning the issuance of securities and in accordance with such Company Subsidiary's Organizational Documents. None of such equity interests were issued in violation of any preemptive or similar rights of any Person and no Person has any preemptive or other right to acquire any equity interest in any Company Subsidiary. No subscription, option, warrant, call, conversion right or commitment of any kind exists which obligates any Company Subsidiary to issue any of its ownership interests. No Company Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its ownership interests or to pay any dividend or make any distribution in respect thereof. ETT, Northwind Chicago, National Power, and Northwind Midway are the only Subsidiaries owned directly or indirectly by the Company, and the Company does not own, directly or indirectly, any shares of capital stock, voting rights or other equity interests or investments in any other Person. Except as set forth in this Section 4.5, neither the Company nor any Company Subsidiary owns nor has owned, directly or indirectly, any shares of capital stock, voting rights or other equity interests or investments in any other Person. Neither the Company nor any Company Subsidiary engages in any activities or businesses other than the business of using, operating and maintaining the District Cooling System, the ownership of telecommunication fiber and activities reasonably related or ancillary thereto.

      Section 4.6 Books and Records. All books and corporate records (including, without limitation, minute books and stock record books) of the Company and the Company Subsidiaries are complete and correct in all material respects.

      Section 4.7 Financial Statements. The Seller has provided the financial statements identified on Schedule 4.7 (collectively, the "Financial Statements") to the Purchaser. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete and present fairly in all material respects the financial condition of the Company and the Company Subsidiaries identified therein as of such dates and the results of operations of such entities for such periods and are consistent with the books and records of such entities, subject, in the case of interim financial statements, to normal and recurring year end adjustments and, in the case of the unaudited financial statements, the absence of notes. The books and records underlying the Financial Statements accurately and fairly reflect the transactions of the Company and the Company Subsidiaries in all material respects. None of the Company or any of the Company Subsidiaries has any liabilities which would be required to be reflected in financial statements and accompanying notes prepared in accordance with GAAP except for (a) liabilities reflected in the Financial Statements, or (b) liabilities which have arisen after December 31, 2002 in the Ordinary Course of Business.

      Section 4.8 Absence of Changes. Except as otherwise contemplated herein or as set forth in the applicable subsection of Schedule 4.8, since December 31, 2002, neither the Company nor any Company Subsidiary has:

            (a) suffered any Material Adverse Effect (nor, to the Seller's Knowledge, do any facts exist which are reasonably likely to result in a Material Adverse Effect);

            (b) canceled any indebtedness owing to the Company or any Company Subsidiary or waived any material claims or rights, including, without limitation, any rights under any of its material contracts, leases or Authorizations, except in the Ordinary Course of Business;

            (c) sold, transferred or otherwise disposed of any of its assets or properties except in the Ordinary Course of Business;

            (d) made any material change in any method of accounting or accounting practice, made any adjustments to its books and records, or recharacterized any assets or liabilities in any material respect, except to the extent required by GAAP;

            (e) written off as uncollectible any notes or accounts receivable, other than in the Ordinary Course of Business;

            (f) made any single capital expenditure commitment in excess of $250,000 for additions to property, plant, equipment or tangible capital assets or made capital expenditure commitments in excess of $2,700,000 in the aggregate for additions to property, plant, equipment or tangible capital assets;

            (g) had any material labor dispute or received notice of any grievance that triggered an arbitration under any collective bargaining agreement;

            (h) borrowed or agreed to borrow any funds other than funds borrowed from the Seller, the Company or any Company Subsidiary;

            (i) made any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business;

            (j) entered into any written employment agreement with any non-union employee or increased in any manner the compensation of any of its directors, officers or non-union employees, except for such increases granted in the Ordinary Course of Business;

            (k) adopted, granted, extended or increased the rate or terms of any bonus, severance, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of its directors, officers or employees, except in the Ordinary Course of Business;

            (l) made any change in its Organizational Documents or issued any additional equity securities or granted any option, warrant or right to acquire any equity securities or issue any security convertible into or exchangeable for its equity securities;

            (m) experienced any damage, destruction or loss (whether or not covered by insurance) to its assets or properties in an amount exceeding $250,000;

            (n) entered into any collective bargaining or similar contract, or modified the terms of any such existing contract; or

            (o) suffered or agreed, whether orally or in writing, to do any of the foregoing.

      Section 4.9 Reserved.

      Section 4.10 Legal Compliance. Each of the Company and the Company Subsidiaries is in material compliance with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of foreign, federal, state and local governments (and all agencies thereof), including, without limitation, laws relating to worker protection and health, as well as Anti-Corruption Laws and any other laws that relate to contracting with governmental entities in the State of Illinois or the City.

      Section 4.11 Taxes. Except as provided in Schedule 4.11:

            (a) The Seller, the Company and each Company Subsidiary has timely filed all material Tax Returns that it was required to file. All Taxes owed by the Company and each Company Subsidiary have been (or will be) timely paid, are being contested in good faith (as described in Schedule 4.11) or are (or will be) reserved on the books of the Company. Other than as set forth on Schedule 4.11, neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns has asserted that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction. All material Taxes not yet due and payable have been fully accrued on the books of the Seller, the Company or the applicable Company Subsidiary as the case may be.

            (b) Other than with respect to the affiliated group of which the Seller is a member, neither the Company nor any Company Subsidiary, nor the Seller acting on behalf of the Company or the Company Subsidiaries, has waived any statute of limitations, executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection, entered into any closing agreement or granted any power of attorney with respect to any Taxes.

            (c) No federal, state, local or foreign Tax audits or other administrative proceedings, claims, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary and no additional issues are being asserted against the Company or any Company Subsidiary in connection with any existing audits of the Company or any Company Subsidiary. No unpaid deficiency for any Tax has been assessed by a taxing authority against the Company or any Company Subsidiary.

            (d) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return other than a group the common parent of which is Exelon or (ii) other than as a result of being a member of the Exelon affiliated group, has any liability for the Taxes of any Person other than itself and its direct Subsidiaries under Treasury Regulation Section 1.1502-6 under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

            (e) Upon giving effect to the Closing, neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation or sharing agreement with or arising by, through or under the Seller or any of its Affiliates.

            (f) There are no Security Interests or Tax liens against the Seller or the Seller's assets affecting the Shares, or against any assets of the Company or the Company Subsidiaries, that arose in connection with any failure (or alleged failure) to pay any Tax.

            (g) The Company and the Company Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other party prior to or on the Closing Date and have complied in all material respects with all requirements relating to such withholding.

            (h) There is no dispute or claim concerning any Tax liability of the Company or any of the Company Subsidiaries raised by any governmental authority in writing or, to the Knowledge of the Seller, threatened.

            (i) The Seller has delivered to the Purchaser complete copies of all separate company pro forma federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of the Company Subsidiaries for tax years beginning after December 31, 1998.

            (j) In connection with the transactions contemplated by this Agreement, neither the Company nor any Company Subsidiary has made any payments or is obligated to make any payments that will not be deductible under Code Sections 162(m) or 280G.

            (k) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Code
      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

            (l) Neither the Company nor any Company Subsidiary has engaged in any transaction or series of transactions within the past five years that, singularly or in the aggregate, are described in Code Section 355 or 361.

      Section 4.12 Contracts.

            (a) Schedule 4.12(a) lists all of the following written agreements (other than Customer Contracts, as defined below, and agreements relating to Debt which will be repaid, repurchased or otherwise redeemed at or prior to the Closing) to which the Company or any Company Subsidiary is a party:

                  (i) any agreement (or group of related agreements) the
            performance of which will involve annual consideration in excess of $250,000;

                  (ii) any energy supply agreement;

                  (iii) any agreement concerning a limited liability company, partnership, joint venture or similar arrangement other than the Organizational Documents of Northwind Chicago and Northwind Midway;

                  (iv) any agreement with a governmental department, commission, board, bureau, agency or instrumentality;

                  (v) any agreement (or group of related agreements) under which the Company or any Company Subsidiary has created, incurred, assumed, or guaranteed any indebtedness in excess of $250,000;

                  (vi) any agreement concerning confidentiality or
            noncompetition, other than representative confidentiality agreements and noncompetition restrictions entered into in the Ordinary Course of Business such as employment, contracting and consultant agreements;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar agreement for the benefit of its current or former directors, officers, and employees and with respect to which the Company or any Company Subsidiary may have liability;

                  (viii) any agreement under which it has advanced or loaned any amount to any of its directors or officers, the Seller or any Affiliate of the Seller;

                  (ix) any agreement for the lease of personal property to or from any Person involving annual consideration in excess of $250,000; or

                  (x) any other agreement under which the consequences of a
            default or termination would be reasonably likely to have a Material Adverse Effect.

      The Seller has made available to the Purchaser a correct and complete copy of each agreement (including all amendments thereto) listed on Schedule 4.12(a). All agreements listed on Schedule 4.12(a) are legal, valid and binding agreements of the Company or the Company Subsidiary party thereto and no breach or default by the Company or the Company Subsidiary party thereto, or to the Knowledge of the Seller, by the other party to such agreement, has occurred and is continuing. Neither the Seller, nor the Company or any Company Subsidiary has received any written notice of, nor has any reason to believe that there exists, any material default under any agreement listed on Schedule 4.12(a) that has not been cured, nor has it received any termination notice with respect thereto. To the Knowledge of the Seller, each other Person that has any obligation or liability under any agreement listed on Schedule 4.12(a) is in material compliance with all applicable terms and requirements of such agreement. There are no renegotiations of or attempts to renegotiate any material amounts paid or payable to or by the Company or any Company Subsidiary under any agreement listed on Schedule 4.12(a) and, to the Knowledge of the Seller, no Person has made written demand for such negotiation. Neither the Seller, nor the Company or any Company Subsidiary has waived any material claims or rights under any agreement listed on Schedule 4.12(a).

            (b) Part I of Schedule 4.12(b) lists all agreements between the Company or the Company Subsidiaries and their customers (each, a "Customer Contract"), including, without limitation, any Customer Contract between the Company or any Company Subsidiary and a governmental department, commission, board, bureau, agency or instrumentality. The Seller has made available to the Purchaser a correct and complete copy of each Customer Contract. None of the customers listed on Part I of Schedule 4.12(b) has canceled any Customer Contract to which such customer is a party or, to the Knowledge of the Seller, (i) threatened to cancel any Customer Contract to which such customer is a party or (ii) claimed that the Company, any Company Subsidiary, or any of their respective directors, officers, employees, agents, contractors or Affiliates have engaged in any fraudulent or deceptive practices or conduct. Except as set forth on Part II of Schedule 4.12(b), the Customer Contracts are legal, valid and binding agreements of the Company or the Company Subsidiary party thereto and no material breach or default by the Company or the Company Subsidiary party thereto, or to the Knowledge of the Seller by the customer under such Customer Contract, has occurred and is continuing. Except as set forth on Part II of Schedule 4.12(b), neither the Seller, nor the Company or any Company Subsidiary has received any written notice of, nor has any reason to believe that there exists, any material default under any Customer Contract that has not been cured. Except as set forth on Part II of Schedule 4.12(b), to the Knowledge of the Seller, each other Person that has any obligation or liability under any Customer Contract is in material compliance with all applicable terms and requirements of such agreement. There are no renegotiations of or attempts to renegotiate any material amounts paid or payable to the Company or any Company Subsidiary under any Customer Contract and, to the Knowledge of the Seller, no Person has made written demand for such negotiation. Neither the Seller, nor the Company or any Company Subsidiary has waived any material claims or rights under any Customer Contract.

            (c) The Company and the Company Subsidiaries have fully complied with any "most favored nation" provision in any of the Customer Contracts.

      Section 4.13 Related Party Agreements. Except as set forth on Schedule 4.13, neither the Company nor any Company Subsidiary is a party to or otherwise bound by any agreement with the Seller or any Affiliate of the Seller (other than the Company and the Company Subsidiaries).

      Section 4.14 Litigation. Schedule 4.14 sets forth each instance in which the Company or any Company Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, claim, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction. No action, suit, claim, proceeding, hearing, or investigation involving the Company or any Company Subsidiary has been threatened in writing or, to the Knowledge of the Seller, orally.

      Section 4.15 Employee Matters. Schedule 4.15 sets forth the name, title and employer of each employee of the Company and the Company Subsidiaries and each employee of the Seller and its Affiliates who is assigned to the Company or any Company Subsidiary as of the date hereof. Schedule 4.15 sets forth a list of each Employee Benefit Plan sponsored, maintained or contributed to or required to be contributed to by the Seller, the Company or any Company Subsidiary applicable to such employees. Each such plan that is an Employee Pension Benefit Plan or an Employee Welfare Benefit (other than any Multiemployer Plan) has been operated in compliance with its written terms and the applicable provisions of ERISA and the Code (including plan qualification requirements under the Code, where applicable). Except as disclosed on Schedule 4.15, neither the Company nor any Company Subsidiary has incurred any material liability for any violation of Title I of ERISA nor any material liability under Title IV of ERISA, in each case, that remains unpaid, other than liability for premiums to the Pension Benefit Guaranty Corporation for the current Plan Year; no lien has been imposed under Section 412(n) of the Code; the Company and the Company Subsidiaries have complied in all material respects with all obligations under Section 4980B of the Code; and neither the Company nor any Company Subsidiary has engaged in any Prohibited Transaction under Section 406 of ERISA or Section 4975 of the Code for which full correction has not been made. Except as disclosed on Schedule 4.15, there are no pending or, to the Seller's Knowledge, threatened, claims, actions, suits, proceedings, hearings, examinations or investigations involving the Employee Benefit Plans disclosed on Schedule 4.15 (other than routine claims for benefits) that would reasonably be expected to have a Material Adverse Effect. The Company and the Company Subsidiaries have not incurred, and do not reasonably expect to incur, any material liability that has not been satisfied in connection with any Multiemployer Plans disclosed on Schedule 4.15 on account of "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA. No payment under any Employee Benefit Plan, incentive compensation plan or employment agreement made by the Company or any Company Subsidiary incident to the transactions contemplated hereunder will constitute an "excess parachute payment" within the meaning of
Section 280G(b) of the Code. With the exception of Tibor Jozsa, no Employee is covered by the UTT Nevada Severance Plan and Tibor Jozsa is not covered by the Exelon Corporation Severance Benefit Plan.

      Section 4.16 Credit Enhancements. Schedule 4.16 sets forth a true, accurate and complete list of all guaranties, sureties, letters of credit, performance bonds guaranteeing the performance of the Company and any Company Subsidiary, and similar undertakings ("Credit Enhancements") maintained or currently required to be maintained by or for the Company and/or the Company Subsidiaries in connection with the conduct of their respective businesses other than agreements relating to Debt which will be repaid, repurchased or otherwise redeemed at or prior to the Closing.

      Section 4.17 Authorizations. Schedule 4.17 sets forth a true, accurate and complete list of all material Authorizations held by the Company and the Company Subsidiaries which are necessary to operate their businesses as presently conducted, and any material Authorizations which are pending approval or renewal on the date hereof. The Company and, to the extent applicable, each Company Subsidiary is in material compliance with all of the terms and requirements of any Authorization identified or required to be identified on Schedule 4.17. The Authorizations listed on Schedule 4.17 have been issued to, and duly obtained and fully paid for by, the holder thereof and are valid and in full force and effect, and neither the Seller, the Company nor any Company Subsidiary has received any notice that any governmental authority intends to cancel, terminate or not renew any such Authorization. To the Knowledge of the Seller, no event has occurred or circumstance exists, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, that may (with or without notice or lapse of time) constitute or result directly or indirectly in the revocation, withdrawal, suspension, modification, or termination of any Authorization listed or required to be listed on Schedule 4.17. All applications required to have been filed for the renewal of any material Authorization held by the Company or any Company Subsidiary that expires by its terms on or prior to the Closing Date have been duly filed on a timely basis with the appropriate governmental agency, authority or commission.

      Section 4.18 Insurance. Schedule 4.18 sets forth a correct and complete list of all current insurance policies insuring the properties, assets, employees, directors, officers and/or operations of the Company and the Company Subsidiaries (collectively, the "Policies"), as well as any claims pending or outstanding thereunder. The Seller has paid all premiums due and owing under such Policies, and the Seller, the Company and the Company Subsidiaries have complied in all material respects with the terms and conditions of all such Policies. There is no claim by or relating to the Company or any Company Subsidiary pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies.

      Section 4.19 Real Property.

            (a) Schedule 4.19(a) lists (i) all real property currently owned, leased or subleased by the Company or any Company Subsidiary, (ii) all easements in favor of, or used or occupied by, the Company or any Company Subsidiary (excluding any easements granted by any customers for purposes of providing chilled water or contained in or granted by any Customer Contracts) and (iii) all leases, easement agreements and other agreements granting rights in the property described in (i) and (ii) of this sentence to the Company or a Company Subsidiary, as applicable. All amounts due and payable as of the date hereof by the Company or any Company Subsidiary under such leases, easement agreements and other agreements have been paid or are due and payable but not yet delinquent.

            (b) The Company and the Company Subsidiaries have (i) good and marketable fee simple title to the Owned Property, (ii) valid rights under the Easements and (iii) valid leasehold estates in the Leased Property, in each case, free and clear of all Security Interests (other than Security Interests which will be released at or prior to Closing).

            (c) Other than pursuant to this Agreement or as set forth in
      Schedule 4.19(c), there are no outstanding options, rights of first offer, rights of first refusal or contracts to purchase the Real Property or any portion thereof or interest therein. Neither the Company nor any Company Subsidiary is a party to any agreement or option to purchase any real property or interest therein (other than the Leases for Plants 1 and 3 described on Schedule 4.19(a)).

            (d) Each lease (including any option to purchase contained therein) pursuant to which Company or any Company Subsidiary leases any real property (each, a "Lease," and collectively, the "Leases") and each Easement is in full force and effect. Except as set forth in Part I of
      Schedule 4.19(d), the interests of the Company and the Company Subsidiaries in the Leases and the Easements are not subject to any Security Interests that would entitle the holder thereof to interfere with or disturb in any material respect (i) the lessee's use and enjoyment of the subject leased premises or the exercise of the lessee's rights under the Leases while the lessee is not in default thereunder or (ii) the grantee's use and enjoyment of the Easement or the exercise of the grantee's rights under the Easements while the grantee is not in default thereunder. Except as set forth in Part II of Schedule 4.19(d), there exists no default or event of default (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any Company Subsidiary, or, to the Knowledge of Seller, any other party, under any Lease or Easement. Seller has made available to the Purchaser complete and correct copies of all Leases and Easements, including all amendments thereto. Except as set forth in Part III of
      Schedule 4.19(d), neither the Company nor any Company Subsidiary has received any written notice of any default under any Lease or Easement that has not been cured nor any other termination notice with respect thereto.

            (e) Except as set forth in Schedule 4.19(e) and except for any rights of access with respect to any Leased Property or Easements which are, pursuant to the terms of the applicable Lease or Easement, nonexclusive in nature, there are no leases, subleases, licenses or other occupancy agreements relating to the Real Property with respect to which the Company or a Company Subsidiary is lessor, sublessor, licensor or the like, and no third party is in possession of any of the Real Property.

            (f) Neither the Company nor any Company Subsidiary has Knowledge of or has received written notice of any violation of any applicable zoning ordinance or other law, regulation or requirement relating to the development or operation of any Real Property. Neither the Company nor any Company Subsidiary has received written notice of any actions, suits or proceedings (including condemnation proceedings) pending, or to the knowledge of the Company or any Company Subsidiary, threatened, against any portion of the Real Property. To the Knowledge of Seller, no improvements have been made or authorized by any applicable governmental authority which will or could result in the Company or any Company Subsidiary being liable (in whole or in part and pursuant to a Lease, Easement or otherwise) for any special taxes or charges against any of the Real Property. Neither the Company nor any Company Subsidiary has received written notice of any special assessments affecting any of the Real Property for which the Company or any Company Subsidiary is liable (in whole or in part and pursuant to a Lease, Easement or otherwise).

            (g) Each parcel of Owned Property has direct access to a public street adjoining such Owned Property either directly or through an Easement. None of the improvements located on the Owned Property is dependent for its access, use or operation on any land, building, improvement or other real property interest that is not included in the Real Property. The Leased Property and real property subject to the Easements have access to a public street either directly or through rights of access which are non-exclusive in nature and granted pursuant to the applicable Lease or Easement.

            (h) The entire continuous length of the pipelines that comprise a part of the District Cooling System is covered by (i) the District Cooling System Use Agreement and the ancillary agreements contemplated thereby,
      (ii) rights granted to the Company or a Company Subsidiary pursuant to the Customer Contracts or easements granted by customers for purposes of providing chilled water (such rights are herein called "Customer Easements"), and/or (iii) other easements or rights, which permit the Company or the Company Subsidiaries to install, construct, operate, maintain and use such pipelines within the lands covered thereby and provide the Company or Company Subsidiaries such rights incidental thereto as are necessary to operate and maintain the District Cooling System (the "Other Rights"). The District Cooling System Use Agreement, each Customer Easement and the Other Rights are in full force and effect, enforceable against the Company or a Company Subsidiary, as the case may be, and, to the Knowledge of Seller, enforceable against the grantor thereof in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in Part I of Schedule 4.19(h), there exists no default or event of default (or any event or condition that with notice or lapse of time or both would become a default) on the part of the Company or any Company Subsidiary, or, to the Knowledge of Seller, any other party, under the District Cooling System Use Agreement, any Customer Easement or the Other Rights. Seller has made available to the Purchaser complete and correct copies of the District Cooling System Use Agreement and all Customer Easements, including all amendments thereto. Except as set forth in Part II of Schedule 4.19(h), neither the Company nor any Company Subsidiary has received any written notice of any default under the District Cooling System Use Agreement, any Customer Easement or the Other Rights that has not been cured nor any other termination notice with respect thereto.

            (i) Except as set forth in Schedule 4.19(i), neither the Company nor any of the Company Subsidiaries is in default as a result of an unfulfilled construction obligation (other than maintenance and repair obligations) under any of the Leases, the Easements or the Customer Contracts.

            (j) ETT is the holder of 100% of the beneficial interest under a certain Trust Agreement dated April 26, 1994 creating Trust Number 1099363.

            (k) ETT is the holder of 100% of the beneficial interest under a certain Trust Agreement dated April 29, 1993 creating Trust Number 116920-01, as amended by a certain Assignment dated April 21, 1994.

      Section 4.20 Environmental Matters. Except as provided in Schedule 4.20:

            (a) Each of the Company, the Company Subsidiaries and each Business Facility are in compliance in all material respects with all Environmental Laws.

            (b) Neither the Company nor any Company Subsidiary has received any written notice of any claim, order, judgment, injunction, consent agreement, decree, proceeding or investigation that it or its assets, business or operations is in violation of or alleged to be in violation of any Environmental Law.

            (c) There has been no release, discharge or disposal of any Hazardous Material or Solid Waste in material violation of Environmental Laws, or which currently constitutes an exceedance of applicable clean-up standards under Environmental Laws at, on or from any Business Facility; further, no such Business Facility is subject to any ongoing or pending Remediation under Environmental Laws.

            (d) Except as in material compliance with Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits), no Hazardous Materials or Solid Wastes have been used, stored, located or disposed of, or in any other way released (and to the Knowledge of the Seller no release is currently threatened) on or under any Business Facility, or transferred or transported to or from any Business Facility.

            (e) Neither the Company nor any Company Subsidiary has received any written information request or notice of potentially responsible party status regarding any location at which any Hazardous Material or Solid Waste for which the Company or any Company Subsidiary arranged for disposal, have come to be located or disposed.

            (f) There are no material claims, orders, judgments, injunctions, consent agreements, decrees, proceedings or investigations of any kind or nature pending or, or to the Knowledge of the Seller, threatened against the Company, any Company Subsidiary, or any of their respective Business Facilities which relate to violations, alleged violations or non-compliance with Environmental Laws, nor to the Knowledge of the Seller is there a factual basis for same.

            (g) The Company and the Company Subsidiaries possess, and have timely filed applications for renewal of, all Environmental Permits necessary for their current Business Facilities to be conducted in material compliance with all Environmental Laws. The Company, the Company Subsidiaries and their respective current Business Facilities, assets, business and operations are in material compliance with terms and conditions of such Environmental Permits.

            (h) To the Knowledge of the Seller, neither the Company nor any Company Subsidiary has any indebtedness or liability in excess of $100,000 relating to Hazardous Materials, or non-compliance or alleged violations of Environmental Laws that is not shown or provided in the Financial Statements, other than liabilities incurred or accrued in the Ordinary Course of Business since December 31, 2002.

            (i) To the Knowledge of the Seller, there is no present requirement of Environmental Laws that requires future compliance costs on the part of the Company or any Company Subsidiary for capital upgrades, replacements or additions in excess of $100,000 above costs currently expended in the Ordinary Course of Business.

            (j) Except as in material compliance with Environmental Laws, no Solid Waste has been disposed of at any off-site location.

            (k) Section 4.14 and this Section 4.20 shall be the sole and exclusive representations and warranties provided by the Seller regarding environmental, and to the extent relating to employee exposure to Hazardous Materials, health and safety matters.

For the purposes of Sections 4.20(a), (c), (d), (f), (g) and (j) only, the term "material" shall mean with respect to any particular matter or issue that no more than $25,000 shall be required to be expended to achieve compliance with, or rectify a violation of any Environmental Laws or Environmental Permits (as applicable); provided, however, that notwithstanding the foregoing no inference shall be made with respect to the level of materiality for purposes of any other section of this Agreement.

      Section 4.21 Brokers' Fees. Except as set forth on Schedule 4.21, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser and, after the Closing, the Company or any Company Subsidiary, could become liable or obligated. Neither the Company nor any Company Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      Section 4.22 Assets. Except as set forth on Schedule 4.22, the Company and each of the Company Subsidiaries have good and marketable title to, or a valid leasehold or other interest in, the personal property and assets they use that
(a) are located on the Real Property, (b) are shown on the Financial Statements or (c) were acquired after the date hereof, free and clear of all Security Interests and such assets, including without limitation, the Real Property and the Customer Easements, constitute all of the assets necessary for the conduct of their businesses as currently conducted. Each such asset (excluding obsolete equipment not being used by the Company or any Company Subsidiary, the lack of use of which would not adversely affect the operation of the business of the Company or any Company Subsidiary) has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

      Section 4.23 Intellectual Property.

            (a) Except as set forth on Schedule 4.23(a), the Company and the Company Subsidiaries have no registered trade names, trademarks, servicemarks, patents, or copyrights, or applications pending therefor, and any such registered trade names, trademarks, servicemarks, patents, or copyrights are in good standing with the appropriate governmental entity with maintenance or renewal fees timely paid and any required affidavits of use or other matters timely filed. The Company and Company

      Subsidiaries own or have a royalty-free and fully-paid license and, after the Closing, except with respect to the Excluded Marks, will own or have such a license to use all rights in the Intellectual Property, without any material limitations or restrictions on the operation or value of the Company or any of the Company Subsidiaries as presently conducted.

            (b) Except as set forth on Schedule 4.23(b), no Intellectual Property rights shall terminate or become terminable as a result of the transactions contemplated by this Agreement. No license or contract providing Intellectual Property rights to the Company or any of the Company Subsidiaries contains any change of control, non-assignment or similar provisions that are likely to be implicated by the transactions contemplated by this Agreement. To the Knowledge of the Seller, no Intellectual Property rights infringe upon any intellectual property right of any other Person. Except as set forth on Schedule 4.23(b), there are no Intellectual Property rights used to which the Company or any of the Company Subsidiaries is a licensor or licensee to or from any Person. Except as set forth on Schedule 4.23(b), there are no pending or, to the Knowledge of the Seller, threatened, proceedings or litigation or other adverse claims by any Person against the use by the Company or any of the Company Subsidiaries of any Intellectual Property.

            (c) Without limiting the above paragraph, the programs identified on
      Schedule 4.23(c) are either owned by the Company and the Company Subsidiaries free and clear of all Security Interests or used by the Company and the Company Subsidiaries pursuant to a perpetual, transferable, irrevocable royalty-free and fully paid-up license granted to the Company and the Company Subsidiaries by third parties which own such programs free and clear of all Security Interests. No other Person has any ownership rights in the programs, and, to the Knowledge of the Seller, no Intellectual Property rights associated with such programs infringe upon any intellectual property right of any other Person.

      Section 4.24 Receivables. All of the accounts receivable of the Company and the Company Subsidiaries represent bona fide transactions, arose in the Ordinary Course of Business and, subject to the reserves therein, are reflected properly in their books and records. As clarification for this Section 4.24, the representations and warranties set forth in this Section 4.24 are not intended to be, and are not, guaranties of collectibility.

      Section 4.25 Public Utility; FERC Considerations.

            (a) Each of the Company and the Company Subsidiaries is a "subsidiary company" of a "holding company" or of a "subsidiary company" of a "holding company," as each of such terms is defined under the Public Utility Holding Company Act of 1935 ("PUHCA"), or the rules and regulations promulgated thereunder.

            (b) Neither the execution of this Agreement by the Parties, nor the consummation of the transactions contemplated hereby will (i) result in a violation of PUHCA or any rule or regulation promulgated thereunder, or
      (ii) require any consent, approval or the delivery of any notice pursuant to PUHCA.

            (c) None of the businesses that comprise Exelon Thermal Holdings, Inc., including, without limitation, the Company or any Company Subsidiary, engage in any activity that would subject the Company or any Company Subsidiary to regulation by the Federal Energy Regulatory Commission, including any activity that conforms to the requirements for certification as a "Qualifying Facility" (as defined in the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations promulgated thereunder).

      Section 4.26 District Cooling System Use Agreement.

            (a) The Seller has furnished to the Purchaser a true, complete and correct copy of the District Cooling System Use Agreement. Except in connection with the transactions contemplated by this Agreement, all consents, approvals or City ordinances necessary to approve or effectuate the execution, delivery and performance of the District Cooling System Use Agreement, including each amendment thereto, were timely and properly obtained. Neither the Seller, the Company nor any Company Subsidiary has received written notice of any claim that the City did not or does not have the requisite authority to approve, execute and deliver the District Cooling System Use Agreement, perform the City's obligations under the District Cooling System Use Agreement or grant the rights conveyed to the Company and/or the Company Subsidiaries thereunder.

            (b) The District Cooling System Use Agreement is a legal, valid and binding obligation of the Company and/or the Company Subsidiaries party thereto and no breach or default by the Company, any Company Subsidiary, or, to the Seller's Knowledge, the City has occurred or is continuing. Neither the Seller nor the Company or any Company Subsidiary has received any written notice of, nor has any reason to believe that there exists, any default under the District Cooling System Use Agreement that has not been cured. The Company and the Company Subsidiaries are in material compliance with the terms of the District Cooling System Use Agreement, including, without limitation, any requirements regarding the posting of the required performance bond, requirements related to compliance with Anti-Corruption Laws, and the "most favored vendee" provisions set forth in Section 5.2 of the District Cooling System Use Agreement. The District Cooling System Use Agreement has not been suspended at any time for any reason.

            (c) The District Cooling System was constructed in material compliance with the terms of the District Cooling System Use Agreement. Neither the Company nor any Company Subsidiary has received any notice that any part of the District Cooling System constitutes a Trespassing Facility. Except for those Authorizations required by the terms of the District Cooling System Use Agreement after the date of this Agreement, no part of the District Cooling System requires any Authorization which has not been previously obtained by the Company and/or a Company Subsidiary, including, without limitation, any permit or agreement to use, enter into, access or otherwise occupy any trolley tunnel(s) in the City as otherwise permitted by the terms of the District Cooling System Use Agreement. There is no currently pending adjustment to the rate of "General Compensation" under the District Cooling System Use Agreement and, to the Knowledge of the Seller, no such adjustment is contemplated by the City. No portion of the chilled water capacity of the District Cooling System is being used internally or provided to a third party that is not being charged for such use.

      Section 4.27 Disclaimer Regarding Estimates and Projections. In connection with the Purchaser's investigation of the Company and the Company Subsidiaries, the Purchaser has received from or on behalf of the Seller, the Company and the Company Subsidiaries certain estimates, forecasts, plans and financial projections. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, forecasts, plans and projections, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans and projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans and projections). Accordingly, the Seller makes no representation or warranty with respect to such estimates, forecasts, plans and projections (including any underlying assumptions).

                                    ARTICLE V
                        REPRESENTATIONS OF THE PURCHASER

   As an inducement to the Seller to enter into and perform its obligations under this Agreement, and in consideration of the covenants of the Seller contained herein, the Purchaser represents and warrants to the Seller as follows:

      Section 5.1 Organization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Purchaser or on the ability of the Purchaser to consummate the transactions contemplated by this Agreement. The Purchaser has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      Section 5.2 Authority; Enforceability. The Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement by the Purchaser. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability hereof may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors, and general principles of equity.

      Section 5.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any foreign, federal, state or local government, governmental agency or commission or other governmental or regulatory body or authority, or court to which the Purchaser is subject or any provision of the Organizational Documents of the Purchaser or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of the Purchaser or on the ability of the Purchaser to consummate the transactions contemplated by this Agreement. Except as contemplated by Section 6.1, the Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Purchaser to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Purchaser or on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

      Section 5.4 Brokers' Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

      Section 5.5 Financing. At Closing the Purchaser will have unconditionally committed sources of financing available to it sufficient to permit it to pay the Purchase Price and to consummate the transactions contemplated by this Agreement, including, without limitation, the replacement of all Credit Enhancements, when and as required by the terms of this Agreement.

      Section 5.6 Investment Purpose. The Purchaser confirms that it is acquiring the Shares for investment for its own account and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser acknowledges and understands that the Shares have not been registered under the Securities Act and cannot be resold without registration under applicable federal and state securities laws or pursuant to an exemption therefrom.

                                   ARTICLE VI
                    COVENANTS OF THE PARTIES PRIOR TO CLOSING

      Section 6.1 HSR Filing; Other Governmental Filings; Consents.

            (a) Promptly after the execution of this Agreement, the Purchaser and the Seller shall each file with the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC") the pre-merger notification and report form required pursuant to the HSR Act with respect to the transactions contemplated hereby, together with a request for early termination of the waiting period under the HSR Act. The Parties hereto covenant and agree with each other that with respect to such filing each shall: (a) furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act; (b) after any request by the FTC or DOJ, promptly file any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relates to the transactions contemplated hereunder, and to the extent practicable, to permit the other to participate in any conferences with the FTC or DOJ. The Purchaser shall pay the entire amount of the filing fee required by the HSR Act.

            (b) The Seller and the Purchaser covenant and agree with each other to (i) promptly file, or cause to be promptly filed, with any United States agency or any state or local governmental body or agency, all other notices, applications or other documents as may be necessary to consummate the transactions contemplated hereby, and (ii) diligently pursue all Authorizations and/or other consents or approvals from any such governmental agencies or bodies or other third parties (as applicable) as may be necessary in connection with the consummation of the transactions contemplated hereby.

      Section 6.2 Cooperation. Each of the Parties will cooperate and use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated hereby.

      Section 6.3 Operation of Business. The Seller will not cause or permit the Company or any Company Subsidiary to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, unless such practice, action or transaction is contemplated by this Agreement or the Purchaser shall otherwise agree in writing. Without limiting the generality of the foregoing, the Seller shall (a) prohibit the Company and each Company Subsidiary from (i) declaring, setting aside, or paying any dividend or making any distribution with respect to its capital stock or redeeming, purchasing, or otherwise acquiring any of its capital stock other than in the Ordinary Course of Business or (ii) otherwise engaging in any practice, taking any action, or entering into any transaction of the sort described in Section 4.8 above, and
(b) cause the Company and each Company Subsidiary to (i) use its commercially reasonable efforts to keep available to the Purchaser the services of the Company's and the Company Subsidiaries' present officers, employees, agents and independent contractors, (ii) use its commercially reasonable efforts to preserve intact for the benefit of the Purchaser their respective businesses and the goodwill of their respective customers, suppliers, landlords and others having business relations with them, and (iii) confer at the Purchaser's reasonable request with representatives of the Purchaser to report on material operational matters and the general status of ongoing operations. Notwithstanding the foregoing, each of the Company and each Company Subsidiary
(x) may immediately prior to the Closing distribute all of its cash and cash equivalents to the Seller and its Affiliates prior to the Closing, (y) will repay, repurchase or otherwise redeem all of its indebtedness for borrowed money and (z) may assume the obligations of the Seller or any of its Affiliates pursuant to the license agreements set forth on Schedule 6.13 and may waive all past, present and future royalty payments thereunder.

      Section 6.4 Access. The Seller will permit (and will cause the Company and the Company Subsidiaries to permit) the Purchaser and its employees, agents, attorneys, advisors, lenders, investors and accountants (collectively "Representatives") to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, the Company or the Company Subsidiaries, to all premises, properties, personnel, books, records, contracts, and documents of the Company and the Company Subsidiaries, and will permit the Purchaser and such Representatives to make such copies and inspections thereof as the Purchaser may reasonably request; provided, however, that no investigation pursuant to this Section 6.4 will affect any representation or warranty of the Seller hereunder and that the Purchaser shall repair any damage resulting from such inspections. The Purchaser will treat and hold as Evaluation Material (as such term is defined in that certain letter agreement between the Seller and Macquarie Securities (USA) Inc. dated as of July 9, 2003 (the "Letter Agreement")) any nonpublic information it receives from the Seller, the Company or the Company Subsidiaries in the course of the reviews contemplated by this
Section 6.4, will not use any of such Evaluation Material except as permitted under the Letter Agreement or this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of such Evaluation Material which are in its possession.

      Section 6.5 Notice of Developments.

            (a) The Seller shall have the right, from time to time prior to the Closing, to supplement or amend the Schedules in writing with respect to any matter hereafter arising or discovered which if existing or known on the date hereof would have been required to be set forth or described in the Schedules. No such disclosure shall be deemed to have been disclosed for purposes of determining whether or not the conditions to Closing set forth in Article 8 of this Agreement have been satisfied; provided that if the Closing occurs, such disclosure shall be deemed to have cured any breach of representation or warranty relating to the matters set forth in such update for purposes of indemnification pursuant to Article 10.

            (b) Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article 4 and Article 5. Except as set forth in Section 6.5(a) above, no disclosure by any Party pursuant to this
      Section 6.5(b) shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation or breach of warranty.

            (c) The Seller shall give prompt written notice to the Purchaser of the commencement of any claim (or potential claim), status of being a potentially responsible party for any Remediation, or other inspection of any Business Facility that relates to enforcement or compliance with Environmental Laws or Hazardous Materials.

      Section 6.6 Credit Enhancements; Insurance.

            (a) Notwithstanding anything herein to the contrary, the Seller and its Affiliates may cancel or terminate, effective as of the Closing Date, those guaranties, sureties, letters of credit and similar undertakings set forth on Schedule 6.6 (the "Seller Credit Enhancements") which Seller Credit Enhancements relate to or are for the benefit of the Company and/or the Company Subsidiaries. The Purchaser shall use its best efforts (including offering to substitute a Credit Enhancement of the Purchaser) to cause or procure the release, effective as of the Closing Date, of all liabilities and obligations of the Seller and its Affiliates under such Seller Credit Enhancements from and after the Closing Date. Notwithstanding anything in this Agreement to the contrary, the Purchaser acknowledges and agrees that it shall be responsible for satisfying the creditworthiness standards, policies and requirements of the other parties to those underlying contracts and agreements to which such Seller Credit Enhancements relate, including, without limitation, those of energy suppliers which may require Credit Enhancements that may be imposed upon the Purchaser and required in order for the Purchaser to continue to operate the businesses of the Company and the Company Subsidiaries from and after the Closing Date, and that any inability of the Purchaser to meet such standards, policies or requirements from and after the Closing shall be the risk of the Purchaser.

            (b) The Purchaser shall use commercially reasonable efforts to procure adequate insurance to satisfy the requirements set forth in the contracts to which the Company or any Company Subsidiary is a party and to permit the consummation of the transactions contemplated herein.

      Section 6.7 No Negotiations. From the date of this Agreement to Closing, none of the Seller, the Company or the Company Subsidiaries nor their respective officers, directors, managers, general partners, employees, Affiliates, stockholders, members, partners, representatives, agents, nor anyone acting on behalf of them shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any nonpublic information or assistance to, any Person (other than the Purchaser or its representatives) concerning any merger, sale of all or substantially all of its assets, purchase or sale of Shares or similar transaction involving, directly or indirectly, the Company or any Company Subsidiary unless this Agreement is terminated pursuant to and in accordance with Article 11.

      Section 6.8 Permit Transfer. The Company and the Company Subsidiaries shall use commercially reasonable efforts to cause the transfer as of the Closing Date of Environmental Permits to the Purchaser as may be necessary under applicable Environmental Laws to allow the Purchaser to conduct the business of the Company and the Company Subsidiaries as currently conducted and in compliance with applicable Environmental Laws.

      Section 6.9 Estoppel Certificates and Non-Disturbance Agreements. Seller agrees to use commercially reasonable efforts and cooperate in good faith with the Purchaser in obtaining an estoppel certificate in form and substance reasonably acceptable to Purchaser from each lessor under a Lease and from the grantor under the Easements relating to Plants 2 and 5 and a non-disturbance agreement in form and substance reasonably acceptable to Purchaser from each Person holding a lien encumbering the fee simple interest of any real property encumbered by a Lease, an Easement or any other easement held by the Company or a Company Subsidiary, which lien is superior to such Lease, Easement or other easement; provided, however, that the Seller and its Affiliates shall be under no obligation to make any payments or other concessions to the Persons from whom such estoppel certificates and/or non-disturbance agreements are being sought in order to obtain the same. Notwithstanding anything to the contrary contained herein, so long as the Seller has complied with the previous sentence, obtaining any such estoppel certificate or non-disturbance agreement shall not be deemed or construed as a condition to Purchaser's obligations to consummate the transactions contemplated by this Agreement.

      Section 6.10 Title Insurance and Surveys. The Seller agrees to cooperate in good faith with Purchaser in obtaining title insurance covering the Real Property and such additional surveys of the Real Property as Purchaser may reasonably request; provided, however, that the Seller and its Affiliates shall be under no obligation to incur any cost or expense in connection with its efforts, and such title insurance and surveys shall be obtained at the sole cost and expense of the Purchaser. Notwithstanding anything to the contrary contained herein, so long as Seller has complied with the previous sentence, obtaining any such title insurance or surveys shall not be deemed or construed as a condition to Purchaser's obligations to consummate the transactions contemplated by this Agreement.

      Section 6.11 Retention of Certain Key Employees. The Seller agrees to use commercially reasonable efforts to assist the Purchaser, at the Purchaser's request, in retaining David A. Bump and at least three (3) of the other Key Employees, pursuant to written employment agreements with the Purchaser, each in form and substance reasonably acceptable to the Purchaser; provided, however, that the Seller and its Affiliates shall be under no obligation to make any payments or other concessions to such Key Employees in order to obtain such employment agreements. Notwithstanding anything to the contrary contained herein, so long as the Seller has complied with the previous sentence, obtaining any such employment agreement shall not be deemed or construed as a condition to the Purchaser's obligations to consummate the transactions contemplated by this Agreement. In the event David A. Bump does not agree to enter into an employment agreement with the Company or the Purchaser, the Seller agrees, at the Purchaser's request, (x) to retain David A. Bump or another individual reasonably acceptable to the Purchaser that, in the reasonable good faith belief of the Seller, is capable of managing and operating the Business in accordance and in a manner consistent with the historical practices and operating standards of the Business, and (y) to second such individual to the Purchaser for a period of up to twelve (12) months following the Closing or such lesser period of time as directed by the Purchaser in its sole discretion pursuant to the terms and conditions of a written agreement between Seller and Purchaser containing such terms and conditions as are customary for such arrangements and mutually agreeable to the Parties; provided, however, that in such event, the Purchaser agrees to use commercially reasonable efforts to hire a suitable replacement for David A. Bump or such other individual with comparable talents (as reasonably determined by the Purchaser) as promptly as practicable. Without limiting the generality of the foregoing, as consideration for the secondment of the individual in the previous sentence to the Purchaser, the Purchaser shall reimburse the Seller at a rate equal to the sum of (a) 165% of the salary paid to such individual during the period of such secondment plus (b) a mutually acceptable performance-based bonus which shall not exceed 50% of such individual's salary without the prior written consent of the Purchaser, in proportion to the amount of business time such individual spends providing services to the Purchaser, at the same times such payments are made to or for the benefit of such individual.

      Section 6.12 Insurance. The Seller agrees that (a) for three (3) years following the Closing Date it will maintain coverage for the Company and the Company Subsidiaries for events occurring on or prior to the Closing Date under the general liability and excess liability insurance policies that currently cover the Company and the Company Subsidiaries, (b) for six (6) years following the Closing Date it will maintain coverage for the Company and the Company Subsidiaries for events occurring on or prior to the Closing Date under the director and officer liability insurance policy that currently covers the Company and the Company Subsidiaries and (c) it will assist the Purchaser in pursuing recovery of all claims made under such policies and resulting from events occurring on or prior to the Closing Date; provided, however, that the Purchaser, the Company and the Company Subsidiaries shall bear all costs and expenses of pursuing recoveries of claims under such policies (including any applicable deductibles) and shall reimburse the Seller for any increase in premiums or additional premiums, if any, relating solely to providing such extended coverage.

      Section 6.13 Licenses. The Seller agrees to use commercially reasonable efforts to terminate (or amend to exclude know-how and royalty payments therefrom) the license agreements identified on Schedule 6.13; provided, however, that the Seller and its Affiliates shall be under no obligation to make any payments or other concessions to the Persons from whom such terminations or amendments are being sought in order to obtain the same; provided, further, that neither the Seller nor any of its Affiliates shall enter into any such amendment without the prior written consent of the Purchaser. Notwithstanding anything to the contrary contained herein, so long as the Seller has complied with the previous sentence, obtaining any such termination or amendment shall not be deemed or construed as a condition to Purchaser's obligations to consummate the transactions contemplated by this Agreement.

      Section 6.14 Washington Street Trolley Tunnel. The Seller agrees to use commercially reasonable efforts to cause the Company to execute a tunnel agreement with the City with respect to the Washington Street trolley tunnel; provided, however, that the Seller and its Affiliates shall be under no obligation to incur any cost or expense in connection with its efforts. Notwithstanding anything to the contrary contained herein, so long as the Seller has complied with the previous sentence, obtaining any such tunnel agreement shall not be deemed or construed as a condition to Purchaser's obligations to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

   The obligations of the Seller with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver in writing on or prior to the Closing Date of all of the following conditions. The Seller shall have the right to waive any condition not so satisfied.

      Section 7.1 Representations and Warranties; Performance of Obligations. All representations and warranties of the Purchaser contained in Article 5 shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been true and correct in all respects) as of the Closing Date as though such representations and warranties had been made on and as of that date, except that those representations and warranties which address matters only as of a particular date only shall be required to be true and correct as of such date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects.

      Section 7.2 No Litigation or Other Actions. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement or which seeks to recover damages relating to the transactions contemplated by this Agreement.

      Section 7.3 Consents and Approvals. All applicable waiting periods (and extensions thereof), if any, under the HSR Act shall have expired or otherwise been terminated and all other necessary Authorizations and/or consents, permits or approvals of and filings with any governmental authority or agency or other third party (as applicable) relating to the consummation of the transaction contemplated herein shall have been obtained and made. All Authorizations, consents and approvals set forth in Schedule 4.3 shall have been obtained.

      Section 7.4 No Material Adverse Change. No event or circumstance shall have occurred with respect to the Purchaser which would constitute a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

      Section 7.5 Release of Credit Enhancements. The Seller shall have received releases in form and substance reasonably acceptable to the Seller of all liabilities and obligations of the Seller and its Affiliates under the Seller Credit Enhancements set forth in Schedule 6.6 from and after the Closing Date.

      Section 7.6 City Approval. The Seller shall not have received notice from the City that it requires any concession from Exelon or any of its Affiliates, whether or not related to the District Cooling System Use Agreement, as a condition to granting the approval contemplated by Section 8.6 below.

      Section 7.7 Deliveries of Purchaser. The Purchaser shall have delivered, or be standing ready to deliver, to the Seller, the documents required to be delivered by the Purchaser pursuant to Section 3.3.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

  The obligations of the Purchaser with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver in writing on or prior to the Closing Date of all of the following conditions. The Purchaser shall have the right to waive any condition not so satisfied.

      Section 8.1 Representations and Warranties; Performance of Obligations. All the representations and warranties of the Seller contained in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been true and correct in all respects) as of the Closing Date as though such representations and warranties had been made on and as of such date, except that those representations and warranties which address matters only as of a particular date only shall be required to be true and correct as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller on or before the Closing Date shall have been duly performed or complied with in all material respects.

      Section 8.2 No Litigation or Other Actions. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement or which seeks to recover damages relating to the transactions contemplated by this Agreement.

      Section 8.3 Consents and Approvals. All applicable waiting periods (and extensions thereof), if any, under the HSR Act shall have expired or otherwise been terminated and all other necessary Authorizations and/or other consents, permits or approvals of and filings with any governmental authority or agency or other third party (as applicable) relating to the consummation of the transaction contemplated herein shall have been obtained and made. All Authorizations, consents, and approvals set forth in Schedule 4.3 shall have been obtained.

      Section 8.4 No Material Adverse Effect. No event or circumstance shall have occurred with respect to the Company or any Company Subsidiary which would constitute a Material Adverse Effect.

      Section 8.5 Indebtedness. Neither the Company nor any Company Subsidiary shall have any Debt owing to any other party, other than the Company or another Company Subsidiary, and Seller shall have procured the release of any liens securing such Debt, including without limitation, the liens set forth on
Schedule 8.5.

      Section 8.6 City Approval. All necessary consents, approvals and actions of the City Council shall (a) have been duly obtained, made or given, (b) not be subject to the satisfaction of any condition that has not been satisfied or waived, (c) be in full force and effect and (d) not require any change or amendment to any of the terms and conditions (including, without limitation, economic terms) of the District Cooling System Use Agreement or any of the Customer Contracts with the City or any agency, department or instrumentality thereof.

      Section 8.7 Deliveries of Seller. The Seller shall have delivered, or be standing ready to deliver, to the Purchaser, the documents required to be delivered by the Seller pursuant to Section 3.2.

                                   ARTICLE IX
             COVENANTS OF THE PURCHASER AND THE SELLER AFTER CLOSING

      Section 9.1 Tax Matters.

            (a) The Seller shall cause the Company and the Company Subsidiaries to timely file all Tax Returns and pay all Taxes due on or before the Closing Date. The Seller shall file, or cause to be filed, all Income Tax Returns for all consolidated, combined, or unitary groups that include the Seller, the Company and the Company Subsidiaries, whether or not such Income Tax Returns are due before or after the Closing Date. The Purchaser shall file, or caused to be filed, all separate Tax Returns of the Company and the Company Subsidiaries that are due after the Closing Date and all Tax Returns due after the Closing Date for all combined, consolidated, and unitary groups headed by the Company or that include the Purchaser or any Affiliate of the Purchaser. To the extent any Income Tax Return to be filed by the Purchaser relates to periods ending on or prior to the Closing Date, the Purchaser shall provide the Seller with a reasonable opportunity to review, comment upon and approve such Income Tax Returns prior to filing, such approval not to be unreasonably withheld.

            (b) The Seller will include the income of the Company and the Company Subsidiaries on the Seller's consolidated, combined, or unitary Income Tax Returns that include the Seller, the Company and the Company Subsidiaries for all periods through the Closing Date and pay any Taxes attributable to such income. The Company and the Company Subsidiaries will furnish Tax information to the Seller for inclusion in the Seller's consolidated, combined, or unitary Income Tax Returns that include the Seller, the Company and the Company Subsidiaries for the period which includes the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries. The income of the Company and the Company Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and the Company Subsidiaries as of the end of the Closing Date.

            (c) For purposes of this Section 9.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes, other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Taxes based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any Tax credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and Company Subsidiaries.

            (d) The Purchaser, the Company and the Seller shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any Income Tax Return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Such assistance shall include the retention and (upon the other Party's request) the provision of records and information, including copies of Tax Return workpapers of the Company or any Company Subsidiary for tax years ending in calendar years 2000, 2001 and 2002, which are reasonably relevant to any such proceeding and making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant Income Tax Returns and supporting material. The Party requesting assistance hereunder shall reimburse the assisting Party for reasonable out-of-pocket expenses incurred in providing assistance. The Purchaser, the Company and the Seller will (i) retain such books and records for the full period of any statute of limitations (and, to the extent notified by the Purchaser or the Seller, any extensions thereof) of the respective taxable periods, (ii) abide by all record retention agreements entered into with any taxing authority to which the Party is a party, (iii) provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination and
      (iv) with respect to any such books and records relating to periods for which the statute of limitations has expired, retain such books and records as requested in writing by the other Party.

            (e) If in connection with any examination, investigation, audit or other proceeding in respect of any Income Tax Return covering the operations of the Company or any Company Subsidiary on or before the Closing Date, any governmental body or authority issues to the Company a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such Income Tax Return, the Purchaser or the Company shall notify the Seller of its receipt of such communication from the governmental body or authority within ten (10) business days after receiving such notice of deficiency, reassessment, adjustment or assertion of claim or demand. No failure or delay of the Purchaser or the Company in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of the Seller pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Seller's ability to defend against any liability or claim for Taxes that the Seller is obligated to pay hereunder. The Seller, upon giving written notice to the Purchaser, shall, at its expense, have the exclusive right to control the contest of (which shall include the exclusive right to settle or otherwise resolve the underlying claim) any assessment, proposal, claim, reassessment, demand or other proceedings in respect to any Income Tax Return covering a tax period of the Company ending on or before the Closing Date. The Purchaser shall not allow the Company or any Company Subsidiary to settle or otherwise resolve any such deficiency, reassessment, adjustment or assertion of claim or demand without the prior written approval of the Seller, such approval not to be unreasonably withheld. The Purchaser shall cause the Company and the Company Subsidiaries to execute any power of attorney or other document reasonably requested by the Seller to permit the Seller to control such contest or to settle or otherwise resolve the underlying claim.

            (f) All refunds, plus interest thereon, for Taxes for periods ending on or before the Closing Date or with respect to any consolidated, combined, or unitary Income Tax Returns that include the Seller, the Company and the Company Subsidiaries, whether or not such Income Tax Returns are due before or after the Closing Date, shall be property of the Seller and such refunds, plus any interest earned in connection with the refund, shall be paid to the Seller by the Company promptly upon receipt.

            (g) All Tax sharing agreements between the Company or any Company Subsidiary, on the one hand, and the Seller, on the other hand, shall be terminated as of the Closing Date and shall have no further effect for any taxable year. After the Closing Date, the Company and Company Subsidiaries shall not be bound thereby nor have any liability thereunder.

            (h) The Purchaser, the Company and their Affiliates to the extent permitted by applicable law, shall not carryback any net operating losses or other tax attributes to any period ending on or before the Closing Date. If the Purchaser, the Company or any of their Affiliates is required to carryback a net operating loss or other tax attribute to any period ending on or before the Closing Date, the Purchaser and the Company shall indemnify and hold the Seller and its Affiliates harmless from any adverse Tax consequences resulting from such carryback. The Seller shall be responsible for any Income Tax imposed upon gain recognized as a result of Deferred Intercompany Transactions (as set forth in Treasury Regulation 1.1502-13) between the Company or any of the Company Subsidiaries and Seller that occurred on or prior to the Closing Date. The Seller shall pay or reimburse the Purchaser for any such Income Tax incurred by the Purchaser. Such payment or reimbursement shall be disbursed by the Seller to the Purchaser within five (5) days of presentment by the Purchaser of an invoice for such amount, supported by a copy of the appropriate Tax Return.

            (i) To the extent there is an inconsistency between a provision in this Section 9.1 and another provision in this Agreement, this Section 9.1 shall control.

      Section 9.2 Name Change. The Purchaser shall cause the amendments described in Section 3.2(h) to be filed with the appropriate governmental authorities on the Closing Date or as promptly as practicable thereafter and shall provide evidence of such filings to the Seller. In addition, the Purchaser shall remove or cause to be removed all references to the Excluded Marks from all facilities, equipment and other assets of the Company and the Company Subsidiaries as promptly as practicable, but within ninety (90) days of the Closing Date; provided, however, that the Purchaser shall not be required to remove, replace or modify any manhole covers that contain Excluded Marks unless the Seller so requests, in which case the removal, replacement or modification of such manhole covers shall be at the sole cost and expense of the Seller.

      Section 9.3 Further Assurances. Upon the request of the Purchaser at any time after the Closing Date, the Seller will promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Purchaser may reasonably request to perfect title of the Purchaser and its successors and assigns to the Shares or otherwise to effectuate the purposes of this Agreement. Upon the request of the Seller at any time after the Closing Date, the Purchaser will promptly execute and deliver such further instruments and other documents as the Seller may reasonably request to effectuate the purposes of this Agreement.

      Section 9.4 Restrictive Covenants.

            (a)    Confidentiality.

                  (i) Each of Exelon and the Seller hereby agrees with the
            Purchaser that it will not, and that it will cause each of its Affiliates, employees, agents and representatives not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of the Purchaser, use to the detriment of the Purchaser or its Affiliates or disclose any confidential or proprietary information relating to the Company or any of the Company Subsidiaries (unless such information also relates to the Seller or any of its Affiliates other than the Company and the Company Subsidiaries); provided, however, that the information subject to the foregoing provisions of this sentence will not include any information that (i) is or becomes generally available to, or known by, the industry or the public (other than as a result of disclosure in violation hereof), (ii) is received after the date hereof from another Person without, to the knowledge of Exelon or the Seller, violation of any contractual duty to the Purchaser or its Affiliates or (iii) is subject to disclosure pursuant to any law, order or regulation of any Governmental Authority; and provided, further, that the provisions of this Section 9.4(a) will not prohibit any disclosure
            (x) required by any applicable law (in which case the Seller shall provide the Purchaser with reasonable prior notice of such disclosure and a reasonable opportunity to contest the same) or (y) reasonably made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereunder. Each of Exelon and the Seller agrees that it will be responsible for any breach or violation of the provisions of this
            Section 9.4(a) by any of its Affiliates, employees, agents or representatives.

                  (ii) Notwithstanding anything herein to the contrary, either
            Party may disclose the "tax treatment" and "tax structure" (as those terms are defined in Treas. Reg. Sections 1.6011-4(c)(8) and (9), respectively) of the transactions contemplated by this Agreement; provided, however, that the foregoing authorization shall apply only to the extent necessary such that the transactions contemplated by this Agreement will not constitute a "confidential transaction" within the meaning of Treas. Reg. Section 1.6011-4(b)(3).

            (b) Non-Competition. In further recognition of the benefits accruing to Exelon and the Seller in connection with the transactions contemplated by this Agreement, for a period of five (5) years from and after the Closing Date (the "Covenant Period"), each of Exelon and the Seller agrees that it shall not, and shall not permit any of its Affiliates to engage, directly or indirectly, in the business of providing chilled water through a district cooling system in the City (the "Business"), or to contact, solicit or enter into any agreement with any customer or Prospective Customer of the Purchaser, the Company or any Company Subsidiary relating to the utilization by such Customer or Prospective Customer of a district cooling system in the City that competes with the Business; provided, however, that the beneficial ownership of less than 3% of the outstanding stock of any publicly-traded corporation shall not be deemed to be so engaged solely by reason thereof in such business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.4(b) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

            (c) Non-Solicitation. Each of Exelon and the Seller agrees that during the Covenant Period neither Exelon, the Seller nor any of their Affiliates will, directly or indirectly, without the prior written consent of the Purchaser, recruit, offer employment, employ (including, without limitation, employment as a consultant), lure or entice away or in any other manner persuade or attempt to persuade any person who is an officer or employee of the Company or any Company Subsidiary to leave the employ of the Company or such Company Subsidiary, unless such Person is no longer employed by the Company or such Company Subsidiary. Nothing in this
      Section 9.4(c) shall restrict

      Exelon, Seller or their respective Affiliates from engaging in, or hiring employees through, general recruitment drives, help wanted advertising and similar efforts not directed specifically at the Persons identified in this Section 9.4(c).

      Section 9.5 Certain Acknowledgements. Each of Exelon and Seller hereby acknowledge and agree that the Purchaser would not have entered into this Agreement without the agreement of each of Exelon and the Seller to the restrictive covenants set forth in Section 9.4 and that such agreements and restrictions are reasonable in scope and duration and necessary to protect the Purchaser, the Company and the Company Subsidiaries after Closing. In the event Exelon, the Seller or any of their respective Affiliates violate any of the provisions of Section 9.4, Purchaser will suffer irreparable damage and may have no adequate remedy at law; therefore, Purchaser shall be entitled to injunctive, specific performance or other equitable relief (without the posting of bond or other security) to restrain any such violation by Exelon, Seller or any of their respective Affiliates. The pursuit of any such relief shall in no way limit any other remedies to which Purchaser may be entitled as a result of any such violation, including pursuit of money damages. In the event of any breach by Exelon, Seller or any such Affiliate of the restrictive covenants set forth in
Section 9.4 above, the term of the Covenant Period shall be extended by the period of duration of such breach.

                                    ARTICLE X
                                 INDEMNIFICATION

      Section 10.1 Survival of Representations and Warranties.

            (a) All of the representations and warranties contained in this Agreement or in any certificate delivered in connection with the Closing shall survive the Closing and continue in full force and effect until eighteen (18) months after the Closing Date, but shall not survive any termination of this Agreement except to the extent contemplated by Section 11.2; provided, however, that (i) the representations and warranties set forth in Section 4.1 (Due Organization and Status), Section 4.2 (Authority; Enforceability), Section 4.4 (Capital Stock of the Company; Transactions in Equity Securities) and Section 4.5 (Subsidiaries) shall survive the Closing indefinitely, (ii) the representations and warranties set forth in Section 4.20 (Environmental Matters) shall survive the Closing for three (3) years following the Closing Date, (iii) the representations and warranties set forth in Section 4.26 (District Cooling System Use Agreement) shall survive the Closing for five (5) years following the Closing Date, and (iv) the representations and warranties set forth in Section 4.11 (Taxes) and Section 4.15 (Employee Matters) shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations (and any extensions thereof). The obligations of the Seller Indemnifying Parties to indemnify the Purchaser Indemnified Parties pursuant to Section 10.2(a)(vii) shall survive the Closing for a period of six (6) years after the Closing Date.

            (b) The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants and other agreements contained herein or in any certificate delivered in connection with the Closing will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or other agreement.

      Section 10.2 Indemnification Provisions for the Benefit of the Purchaser.

            (a) The Seller and Exelon (collectively, the "Seller Indemnifying Parties") jointly and severally agree to indemnify, defend and hold harmless the Purchaser, the Company, the Company Subsidiaries and their respective directors, officers, employees, agents, representatives, Affiliates, successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against the entirety of any Adverse Consequences the Purchaser Indemnified Parties may suffer through and after the date of the claim for indemnification, relating to or resulting from:

                  (i) any breach or inaccuracy in any of the Seller's
            representations and warranties contained in this Agreement or in any certificate delivered in connection with the Closing, whether or not the Purchaser Indemnified Parties relied thereon or had knowledge thereof, provided that the Purchaser Indemnified Parties make a written claim for indemnification against the Seller pursuant to
            Section 13.7 within the applicable survival period under Section
            10.1;

                  (ii) any breach or nonfulfillment of any covenant, agreement or other obligation of the Seller contained in this Agreement;

                  (iii) any action, suit, claim, proceeding, hearing,
            governmental investigation or other dispute disclosed on Schedule 4.14, to the extent that the Adverse Consequences therefrom are in excess of the applicable reserves for such items included in the "current liabilities" of the Company utilized in the calculation of Net Working Capital;

                  (iv) any Employee Benefit Plan (other than a fringe benefit or other retirement, bonus, incentive or similar plan or program the amount of which is included in the Final Net Working Capital Calculation) applicable to employees of the Company, any Company Subsidiaries or any of their respective Affiliates at any time on or prior to the Closing Date except to the extent that any such Adverse Consequence results from a "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) by the Purchaser, the Company or any Company Subsidiary from a Multiemployer Plan following the Closing;

                  (v) (A) any Taxes imposed on the Company or any Company
            Subsidiary with respect to any taxable period, or portion thereof, ending on or before the Closing Date, (B) any Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any Company Subsidiary (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and

            (C) any Taxes of any Person (other than the Company or the Company Subsidiaries) imposed on the Company or the Company Subsidiaries as a transferee or successor, by reason of a contractual liability or other arrangement or pursuant to any law, and (1) such status as transferee, successor, obligor by reason of a contractual liability or other arrangement or obligor pursuant to law exists as of the Closing and (2) which Taxes relate to an event or transaction occurring on or before the Closing;

                  (vi) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seller, the Company or the Company Subsidiaries or any of their respective Affiliates (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement;

                  (vii) the generation, disposal or arrangement for disposal of
            Hazardous Materials by the Company or by any Company Subsidiary on or before the Closing Date which Hazardous Materials have been disposed of or released at a third-party site or off-site facility that requires Remediation to comply with, is not fully permitted in accordance with, or is in violation of any Environmental Law; and

                  (viii) any Debt of the Company or any Company Subsidiary to any Person, other than the Company or another Company Subsidiary, and any costs and expenses incurred in connection with the release of any Security Interest securing such Debt.

            (b) The Seller Indemnifying Parties shall not have any obligation to indemnify the Purchaser Indemnified Parties pursuant to Section 10.2(a)(i), Section 10.2(a)(ii) (excluding any breaches of the covenants in Section 2.5), Section 10.2(a)(iii) or Section 10.2(a)(vii) until the aggregate amount of Adverse Consequences suffered by the Purchaser Indemnified Parties by reason of all such breaches and/or claims exceeds One Million Dollars ($1,000,000) (the "Basket"), in which case the Purchaser Indemnified Parties will be entitled to indemnity for all Adverse Consequences in excess of the Basket.

            (c) The Seller Indemnifying Parties' obligation to indemnify the Purchaser Indemnified Parties shall not exceed an aggregate amount equal to Thirty Million Dollars ($30,000,000), except in the case of indemnification obligations pursuant to (i) Section 10.2(a)(i) to the extent such obligations relate to or result from breaches or inaccuracies in any representations and warranties contained in Section 4.1 (Due Organization and Status), Section 4.2 (Authority; Enforceability), Section
      4.4 (Capital Stock of the Company; Transactions in Equity Securities) or
      Section 4.5 (Subsidiaries), or (ii) Section 10.2(a)(v), in which event the Seller Indemnifying Parties' obligation to indemnify the Purchaser Indemnified Parties shall not exceed an aggregate ceiling equal to the Purchase Price (after which point the Seller Indemnifying Parties will have no further obligation to indemnify the Purchaser Indemnified Parties from and against any further Adverse Consequences).

            (d) For purposes of this Section 10.2, Adverse Consequences with respect breaches or inaccuracies in any representations and warranties of the Seller in Section 4.26 (District Cooling System Use Agreement) shall only include Adverse Consequences resulting from actions required of the Company or the Company Subsidiaries by the City and claims made against the Company and the Company Subsidiaries by the City.

            (e) Notwithstanding the foregoing, the limitations provided in Sections 10.2(b), 10.2(c) and 10.2(d) shall not apply in case of fraud, and the Seller Indemnifying Parties shall be liable for all Adverse Consequences with respect to such fraud.

      Section 10.3 Indemnification Provisions for the Benefit of the Seller.

            (a) The Purchaser and District Energy (collectively, the "Purchaser Indemnifying Parties") jointly and severally agree to indemnify, defend and hold harmless the Seller and its directors, officers, employees, agents, representatives, Affiliates, successors and assigns (collectively, the "Seller Indemnified Parties") from and against the entirety of any Adverse Consequences the Seller Indemnified Parties may suffer through and after the date of the claim for indemnification, relating to or resulting from:

                  (i) any breach or inaccuracy in any of the Purchaser's
            representations and warranties contained in this Agreement or in any certificate delivered in connection with the Closing, whether or not the Seller Indemnified Parties relied thereon or had knowledge thereof, provided that the Seller Indemnified Parties make a written claim for indemnification against the Purchaser pursuant to Section
            13.7 within the applicable survival period under Section 10.1;

                  (ii) any breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser contained in this Agreement;
            and

                  (iii) any Taxes imposed on the Company or any Company
            Subsidiary with respect to any taxable period, or portion thereof, which (A) begins after the Closing Date or (B) relate to any event or transaction that occurs after the Closing.

            (b) Except for the Purchaser's obligations pursuant to Section 10.3(a)(iii), in no event shall the Purchaser Indemnifying Parties' obligation to indemnify the Seller Indemnified Parties exceed an aggregate ceiling equal to the Purchase Price (after which point the Purchaser Indemnifying Parties will have no further obligation to indemnify the Seller Indemnified Parties from and against any further Adverse Consequences). Notwithstanding the foregoing, the limitations provided in this Section 10.3(b) shall not apply in case of fraud, and the Purchaser Indemnifying Parties shall be liable for all Adverse Consequences with respect to such fraud.

      Section 10.4 Matters Involving Third Parties.

            (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Article 10, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

            (b) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

            (c) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 10.4(b), however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

            (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

      Section 10.5 Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage and take into account the time value of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Article 10. All indemnification payments under this Article 10 shall be deemed adjustments to the Purchase Price for Tax purposes unless otherwise required by applicable law.

      Section 10.6 Exclusive Remedy. Except in the case of fraud, the Purchaser and the Seller acknowledge and agree that the foregoing indemnification provisions in this Article 10 and the relief contemplated by Sections 9.5 and
13.15 shall be the exclusive remedy of the Parties with respect to this Agreement (including any breach of any representation, warranty or covenant) and the transactions contemplated by this Agreement.

      Section 10.7 Waiver of Certain Damages. The indemnification obligations of the Parties pursuant to this Article 10 shall not, except in the case of fraud, include consequential, punitive or exemplary damages; provided that any consequential, punitive or exemplary damages claimed by a third party (including governmental authorities) against a Person entitled to indemnification pursuant to this Article 10 shall be included in the Adverse Consequences recoverable under such indemnity.

      Section 10.8 Compliance with Express Negligence Rule; Strict Liability. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY, AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE 10, SHALL APPLY

EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED, OR INDEMNIFIED. WHERE A PARTY HAS AN INDEMNIFICATION OBLIGATION UNDER THIS ARTICLE 10 AS TO A MATTER AND APPLICABLE LAW MAY IMPOSE STRICT LIABILITY UPON THE OTHER PARTY FOR THAT MATTER SOLELY BY VIRTUE OF SUCH OTHER PARTY'S STATUS AS AN OWNER OR OPERATOR (AS SUCH TERMS ARE USED UNDER APPLICABLE ENVIRONMENTAL LAW), THE APPLICATION OF SUCH STRICT LIABILITY SHALL NOT AFFECT INDEMNIFICATION LIABILITY UNDER THIS ARTICLE 10 AND SUCH PARTY SHALL BE SOLELY LIABLE AS PROVIDED IN THIS ARTICLE 10 NOTWITHSTANDING SUCH OTHER PARTY'S STRICT LIABILITY.

                                   ARTICLE XI
                            TERMINATION OF AGREEMENT

      Section 11.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

            (a) the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect (except, with respect to materiality, for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any breach), the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2004, by reason of the failure of any condition precedent under Article 8 hereof (unless such failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

            (c) the Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event the Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect (except, with respect to materiality, for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any breach), the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2004, by reason of the failure of any condition precedent under Article 7 hereof (unless such failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

      Section 11.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 11.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach); provided, however, that (a) the confidentiality provisions contained in Section 6.4 and (b) Sections 13.8 and 13.11, shall survive termination.

                                   ARTICLE XII
                         EMPLOYEES AND EMPLOYEE BENEFITS

      Section 12.1 Employees.

            (a)   Employment by Purchaser.

                  (i) The Purchaser shall offer employment to all employees of the Seller and its Affiliates who are assigned to the Company or any Company Subsidiary immediately prior to the Closing. Upon the Closing, the Seller and its Affiliates shall release from such employment all such employees of the Seller and its Affiliates who have accepted an employment offer from the Purchaser and the Company and the Company Subsidiaries shall cease to be participating employers in all Employee Benefit Plans sponsored or maintained by the Seller and its Affiliates. Upon the Closing, the Purchaser shall cause the Company and each Company Subsidiary to retain as an "at will" employee each person then employed by the Company or any Company Subsidiary (all such persons, including those hired by the Purchaser pursuant to the first sentence of this Section 12.1 being hereinafter referred to as the "Employees") at a base salary not less than, and with employee benefits which are, in the reasonable judgment of Purchaser, substantially comparable in the aggregate to those received by such Employee immediately prior to the Closing, and at a principal business location that does not increase any Employee's one-way commuting distance by more than 50 miles. Prior to the Closing, Purchaser shall be afforded reasonable opportunity to interview such Employees as it deems appropriate to assist in its evaluation of the level of importance of those Employee Benefit Plans offered by Exelon and the selection of those plans to be offered after Closing; provided, however, that the Purchaser shall not ask for any information that would be protected by HIPAA if it were requested from a health care plan or any similar or related information, including any information concerning any medical condition or history, or any other information of any kind that would not be lawful to request from an applicant for employment or a current employee. Without limiting the foregoing, from and after the Closing, each Employee shall be eligible for participation in the Employee Benefit Plans maintained by the Purchaser and as in effect from time to time (the "Purchaser Plans"), which plans shall include a medical benefit plan and a pension or savings plan. The Employees shall be subject to any eligibility conditions contained in the Purchaser Plans (including, but not limited to, exclusion from eligibility by reason of being covered under a collective bargaining agreement), except that with respect to life, health and dental plans, any Employees participating in comparable plans of the Seller and its Affiliates immediately prior to the Closing Date and not subject to the preexisting condition exclusions of such plans shall not be subject to the preexisting condition exclusions of the Purchaser Plans. Each Employee shall receive full credit for past service to the Seller and its Affiliates for the purposes of satisfying any eligibility requirements and vesting requirements of the Purchaser Plans.

                  (ii) In the event any Employee suffers a termination within twelve (12) months following the Closing Date that would have constituted a qualified termination under the Exelon Corporation Severance Benefit Plan (the "Exelon Severance Plan") as in effect of the date hereof, the Purchaser shall provide to such Employee severance pay not less than the severance pay (excluding other benefits) that would have been available to such Employee under the Exelon Corporation Severance Benefit Plan as in effect on the date hereof (taking into account such Employee's service to the Seller and its Affiliates for the purpose of calculating the amount of severance pay), but only to the extent such Employee would have been entitled to such severance pay under the terms of the Exelon Severance Plan as in effect on the date hereof had such Employee incurred a qualified termination of employment on the date hereof.

                  (iii) In the event (A) Tibor Jozsa suffers a termination that would not have constituted termination for cause under the Benefits Summary of the Severance Plan for Designated Senior Employees of UTT Nevada, Inc. attached to the UTT Nevada Inc. Employee Noncompetition and Confidentiality Agreement (the "UTT Nevada Severance Plan") as in effect on the date hereof, (B) the Seller or one of its Affiliates is required to make severance payments to Tibor Jozsa under the UTT Nevada Severance Plan as a result of such termination and (C) the parties have executed a definitive agreement regarding the sale of the business of Northwind Aladdin, LLC which has not been subsequently terminated, the Purchaser shall reimburse the Seller for the severance payments made to Tibor Jozsa (excluding other benefits) pursuant to the UTT Nevada Severance Plan, but only to the extent Tibor Jozsa would have been entitled to such severance pay under the terms of the UTT Nevada Severance Plan as in effect on the date hereof had Tibor Jozsa incurred such termination on the date hereof.

                  (iv) At or prior to Closing, the Seller shall cause each of the Company and the Company Subsidiaries to cease to be a participating employer in all Employee Benefit Plans (other than Multiemployer Plans) disclosed on Schedule 4.15. The Seller shall retain sole liability and be responsible for all funding obligations and claims filed by or on behalf of Employees or their dependents with respect to matters occurring or benefits accruing thereunder (other than any withdrawal liability incurred after the Closing
            Date). The Seller shall retain responsibility for any COBRA obligation to any former Employee or "qualified beneficiary" who has elected to receive or has the right to elect to receive health care continuation pursuant to COBRA under any Employee Welfare Benefit Plan prior to the Closing Date. Except (i) as contemplated herein,
            (ii) for fringe benefits and other retirement, bonus, incentive and similar plans and programs, the amounts of which are included in the Final Net Working

            Capital Calculation or (iii) as required by a collective bargaining agreement or as otherwise required with respect to any Multiemployer Plan, neither Purchaser, nor the Company or any Company Subsidiary (from and after the date of their withdrawal from sponsorship of and participation therein) shall be obligated to pay, perform or otherwise discharge any liability or obligation of the Seller, the Company or any of the Company Subsidiaries relating to any Employee Benefit Plan that the Seller, the Company or any of the Company Subsidiaries maintains, contributes or has any obligation to contribute to, or with respect to which the Company or any Company Subsidiary has any liability or potential liability.

                  (v) The provisions of this Section 12.1 shall not entitle any
            Employee to any specific benefits or limit or otherwise restrict the right of the Purchaser, the Company or any Company Subsidiary to amend or revoke any Employee Benefit Plan, or alter the "at will" employment of any Employee.

            (b) Union Employees. Notwithstanding any provision of this Agreement to the contrary, upon Closing the Purchaser or its designee agrees to recognize the labor unions representing certain Employees under current collective bargaining agreements. Upon Closing, the Purchaser or its designee agrees to assume the contractual obligations under the collective bargaining agreements for the remainder of their terms. Employees under the collective bargaining agreements ("Union Employees") shall receive the wages, compensation, employee benefits, hours, terms and conditions of employment specified in the applicable collective bargaining agreement for the Union Employees, but shall not be covered by, and shall have no right to, any compensation, Employee Benefit Plan, or any other term or condition of employment that may be provided by the Purchaser or its designee to Employees who are not Union Employees unless required by the terms of the collective bargaining agreements.

      Section 12.2 WARN Act. Within ninety (90) days of the Closing Date, the Purchaser shall not cause, or permit any of its Affiliates to cause, an employment loss, as defined in the WARN Act, in sufficient numbers such that as a result of the employment loss caused by the Purchaser or any of its Affiliates the notice requirement of the WARN Act is applicable. The Purchaser shall be responsible, and the Seller and its Affiliates shall have no liability, for claims, losses, damages, expenses, obligations and liabilities related to any suit, proceeding or claim brought by any of the employees of the Company and the Company Subsidiaries relating to or arising from the WARN Act with respect to any employee not hired by the Purchaser and its Affiliates at the Closing or any termination of employment by the Purchaser or any of its Affiliates following the CLOSING.

                                  ARTICLE XIII
                                     GENERAL

      Section 13.1 Press Releases and Public Announcements. Immediately following the date hereof, each Party shall cooperate with the other Party to prepare and issue a press release announcing the execution of this Agreement. No Party shall issue any press release or make any other public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party which approval shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

      Section 13.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      Section 13.3 Entire Agreement. This Agreement, together with the Letter Agreement and the other documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      Section 13.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Purchaser may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder without the Seller's prior written approval (in any or all of which cases (i) the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder and (ii) District Energy and Macquarie shall remain responsible for the performance of all their respective obligations hereunder).

      Section 13.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      Section 13.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 13.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      if to the Seller or Exelon:

            President
            Exelon Enterprises Company, LLC
            10 South Dearborn, 37th Floor
            Chicago, Illinois 60680-5379
            Telecopier:  (312) 394-8814
      with copies to:

            Associate General Counsel - Corporate & Commercial
            Exelon Corporation
            10 South Dearborn, 35th Floor
            Chicago, Illinois 60680-5379
            Telecopier: (312) 394-4462

      and to:

            Robert F. Wall
            Winston & Strawn
            35 West Wacker Drive
            Chicago, Illinois  60601
            Telecopier:  (312) 558-5700

if to the Purchaser, District Energy or Macquarie:

            Peter Stokes
            Macquarie District Energy, Inc.
            600 Fifth Avenue
            21st Floor
            New York, New York 10020
            Telecopier:  (212) 399-8930

      with a copy to:

            Terry Radney
            Locke Liddell & Sapp LLP
            600 Travis
            3400 JPMorgan Chase Tower
            Houston, Texas 77002
            Telecopier:  (713) 223-3717

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      Section 13.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

      Section 13.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 13.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      Section 13.11 Expenses. Each of the Seller and the Purchaser will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

      Section 13.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      Section 13.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      Section 13.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

      Section 13.15 Specific Performance. The Parties to this Agreement agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms of this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

      Section 13.16 CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 13.7 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

      Section 13.17 Macquarie Guaranty. Macquarie does hereby unconditionally and irrevocably guarantee to the Seller the full and prompt performance and payment when due, as primary obligor and not only as a surety, as the case may be, of the Guaranteed Obligations (as hereinafter defined). For purposes of this Agreement, "Guaranteed Obligations" means all amounts required to be paid (including, without limitation, the Purchase Price) and all obligations to be performed by the Purchaser pursuant to the terms and conditions of this Agreement prior to, or in connection with, the Closing. The Seller may obtain recourse against Macquarie for the payment and performance of the Guaranteed Obligations prior to, concurrently with, or after any other action, proceeding, or other means by which the Seller may from time to time elect to enforce such Guaranteed Obligations. In no event shall the Seller be deemed to have elected any remedy which precludes or impairs its ability to proceed against Macquarie hereunder. Macquarie hereby waives (i) protest, presentment, demand for payment and notice of default or nonpayment, (ii) notice of creation, existence or non-payment of any or all of the Guaranteed Obligations and (iii) diligence in the collection or protection of or realization upon the Guaranteed Obligations. Notwithstanding anything else in this Agreement to the contrary, Macquarie may not assign or transfer its obligations hereunder to any other person without the prior written consent of the Seller. Macquarie shall be entitled to perform or satisfy the Guaranteed Obligations pursuant to the same terms and conditions and subject to the same rights and limitations as are applicable to the Purchaser under this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall Macquarie have any liability or obligation of any kind or nature pursuant to this Agreement for any amounts in excess of the Purchase Price and upon payment of the Purchase Price to Seller at Closing, Macquarie shall be fully and finally released and forever discharged from any and all liability or obligations of any kind or nature pursuant to this Agreement. Macquarie shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Seller until all of the Guaranteed Obligations are indefeasibly paid in full.

                        *     *     *     *     *     *

      IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement (Chicago) as of the day and year first above written.

                                    MACQUARIE DISTRICT ENERGY, INC.


                                    By:    /s/ Murray Bleach
                                           -------------------------------------
                                    Name:  Murray Bleach
                                           -------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------


                                    By:    /s/ Thomas E. Capasse
                                           -------------------------------------
                                    Name:  Thomas E. Capasse
                                           -------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------


                                    EXELON THERMAL HOLDINGS, INC.


                                    By:    /s/ George H. Gilmore Jr.
                                           -------------------------------------
                                    Name:  George H. Gilmore Jr.
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    FOR PURPOSES OF SECTIONS 9.4 AND 9.5 AND
                                    ARTICLES X AND XIII ONLY:

                                    EXELON CORPORATION


                                    By:    /s/ George H. Gilmore Jr.
                                           -------------------------------------
                                    Name:  George H. Gilmore Jr.
                                           -------------------------------------
                                    Title: Senior Vice President
                                           -------------------------------------

                                    FOR PURPOSES OF ARTICLES X AND XIII
                                    ONLY:

                                    MACQUARIE DISTRICT ENERGY HOLDINGS, LLC



                                    By:    /s/ Murray Bleach
                                           -------------------------------------
                                    Name:  Murray Bleach
                                           -------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------




                                    By:    /s/ Thomas E. Capasse
                                           -------------------------------------
                                    Name:  Thomas E. Capasse
                                           -------------------------------------
                                    Title: Authorized Signatory
                                           -------------------------------------


                                    FOR PURPOSES OF ARTICLE XIII ONLY:

                                    MACQUARIE BANK LIMITED



                                    By:    /s/ Murray Bleach
                                           -------------------------------------
                                    Name:  Murray Bleach
                                           -------------------------------------
                                    Title: Attorney-in-fact
                                           -------------------------------------




                                    By:    /s/ Thomas E. Capasse
                                           -------------------------------------
                                    Name:  Thomas E. Capasse
                                           -------------------------------------
                                    Title: Attorney-in-fact
                                           -------------------------------------



              Signature Page to Stock Purchase Agreement (Chicago)

                                AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT
                                   (CHICAGO)

     This is an Amendment No. 1 dated as of June 30, 2004, by and between Macquarie District Energy, Inc., a Delaware corporation (the "Purchaser"), and Exelon Thermal Holdings, Inc., a Delaware corporation (the "Seller"), to that certain Stock Purchase Agreement (Chicago) dated as of December 12, 2003 (the "Stock Purchase Agreement"), by and among the Purchaser, the Seller, Macquarie District Energy Holdings, LLC ("District Energy"), Exelon Corporation ("Exelon") and Macquarie Bank Limited ("Macquarie").

                                    Recitals

     A. The Purchaser, the Seller, District Energy, Exelon and Macquarie have entered into the Stock Purchase Agreement.

     B. The Purchaser and the Seller now desire to modify the Stock Purchase Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises of performance by the parties hereto and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Amendment to Section 1.1.  The definition of Net Working Capital in
Section 1.1 of the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

     "'Net Working Capital' means an amount equal to all "current assets" of the Company and the Company Subsidiaries on a consolidated basis minus all "current liabilities" of the Company and the Company Subsidiaries on a consolidated basis, each as determined as of the Closing Date in accordance with GAAP in a manner consistent with the application of the accounting principles applied in preparing the Financial Statements; provided, however, that cash and cash equivalents shall not be included for purposes of the Estimated Net Working Capital Calculation, but will be included, if applicable, for purposes of the Final Net Working Capital Calculation."

     2. Amendment to Section 2.5(e). Section 2.5(e) is hereby amended and restated in its entirety to read as follows:

          "(e) In the event the sum of (i) the Final Net Working Capital Calculation as reflected on the Final Closing Balance Sheet plus (ii) $50,000 is less than the Estimated Net Working Capital Calculation, the Seller shall pay to the Purchaser within ten (10) days after the Settlement Date an amount equal to such deficiency plus accrued interest on such deficiency at the Applicable Rate from the date such deficiency is due to the date of payment of such deficiency and accrued interest. In the event the sum of (x) the Final Net Working Capital Calculation as reflected on the Final Closing Balance Sheet plus (y) $50,000 is greater than the Estimated Net Working Capital Calculation, the Purchaser
      shall pay to the Seller within ten (10) days after the Settlement Date an amount equal to such excess plus accrued interest on such excess at the Applicable Rate from the date such excess is due to the date of payment of such excess and accrued interest."

      3. Amendment to Section 9.1. The second sentence of Section 9.1(d) is hereby amended and restated in its entirety to read as follows:

      "Such assistance shall include, without limitation, the retention and (upon the other Party's request) the provision of records and information (including, but not limited to, copies of Tax Return workpapers of the Company or any Company Subsidiary for tax years ending in calendar years 2000, 2001, 2002 and 2003) which are reasonably relevant to the preparation of any such Income Tax Return or report of Taxes, audit, examination or proceeding, making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and providing copies of relevant Income Tax Returns and supporting material."

      4. Kenney Employment Arrangement. Notwithstanding anything in the Stock Purchase Agreement to the contrary, (a) the Purchaser agrees that it (i) will not hire William S. Kenney ("Kenney") at Closing, (ii) will keep its offer of employment to Kenney dated the Closing Date open to Kenney through October 1, 2004, and (iii) will hire Kenney pursuant to such offer effective October 1, 2004 if he accepts such offer at any time prior thereto and (b) the Seller agrees that it (i) will continue to employ Kenney through September 30, 2004 on the same terms and conditions pursuant to which he was employed by the Seller immediately prior to the Closing and (ii) will second Kenney to the Purchaser for the period from the Closing Date through September 30, 2004. As consideration for the secondment of Kenney in the previous sentence to the Purchaser, the Purchaser shall reimburse the Seller at a rate equal to 140% of the salary paid to Kenney during the period of such secondment, in proportion to the amount of business time Kenney spends providing services to the Purchaser, at the same times such payments are made to or for the benefit of Kenney.

      5. Credit Enhancement. Notwithstanding the Seller's agreement to close the transactions contemplated by the Stock Purchase Agreement and waive the satisfaction of the condition precedent set forth in Section 7.5 of the Stock Purchase Agreement, the Purchaser agrees that it will (a) provide proposed credit enhancements, as necessary (the "Purchaser Credit Enhancements"), in replacement of the Seller Credit Enhancements set forth on Schedule 6.6 to the Stock Purchase Agreement, within five (5) Business Days of the Closing Date and cooperate with the Seller in its efforts to have the Purchaser Credit Enhancements accepted in lieu of the Seller Credit Enhancements, and (b) indemnify, defend and hold harmless the Seller Indemnified Parties from and against the entirety of any Adverse Consequences the Seller Indemnified Parties may suffer pursuant to the Seller Credit Enhancements from and after the Closing Date until such time as the Seller Credit Enhancements have been returned to the Seller or otherwise released; provided, however, that in no event shall the Purchaser have any liability for any Adverse Consequences in excess of the face amount of the applicable Seller Credit Enhancement; provided, further, that nothing in this paragraph 5 shall limit the Purchaser's rights to indemnification pursuant to Article X of the Stock Purchase Agreement.

      6. Effect of Amendment. The parties acknowledge that the Stock Purchase Agreement which was executed as of December 12, 2003, has, except as amended herein, not been amended in writing or otherwise and remains in full force and effect. All covenants and agreements made herein shall have the same effect as if made in the Stock Purchase Agreement.

     7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                       MACQUARIE DISTRICT ENERGY, INC.

                                       By: /s/ James Wilson
                                           ------------------------------------
                                       Name: James Wilson
                                             ----------------------------------
                                       Title: Authorised Signatory
                                              ---------------------------------



                                       By: /s/ Fiona Griffin
                                           ------------------------------------
                                       Name: Fiona Griffin
                                             ----------------------------------
                                       Title: Authorised Signatory
                                              ---------------------------------



                                        EXELON THERMAL HOLDINGS, INC.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------




   [SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (CHICAGO)]

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                        MACQUAIRE DISTRICT ENERGY, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        EXELON THERMAL HOLDINGS, INC.


                                        By: /s/ George H. Gilmore Jr.
                                           -------------------------------------
                                        Name: George H. Gilmore Jr.
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------



   [SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (CHICAGO)]